SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GERBER SCIENTIFIC, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

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      (4) Date filed:

August 6, 2003

Dear Shareholder:

      You are invited to attend the 2003 Annual Meeting of Shareholders of Gerber Scientific, Inc., which will be held at 2:30 p.m. on Thursday, September 18, 2003, at our corporate headquarters in South Windsor, Connecticut. The notice of annual meeting and proxy statement that accompany this letter describe the matters to be voted on during the meeting. In addition, we will include a discussion of our operations. We hope you will be able to attend and participate in the meeting.

      We are pleased to tell you about a recent change to our Board of Directors. In January, the Board elected Edward G. Jepsen, Executive Vice President and Chief Financial Officer of Amphenol Corporation, as a member of the Board. He is also Chair of our Audit and Finance Committee. Mr. Jepsen is standing for election at the annual meeting. We are also pleased that John R. Lord, retired President and Chairman of Carrier Corporation, and Randall D. Ledford, Senior Vice President and Chief Technology Officer of Emerson Electric Company, have each agreed to join our Board if elected at the annual meeting.

      Mr. Edward E. Hood, Jr., is retiring as a director effective on the date of the annual meeting as required by mandatory retirement guidelines established by the Board of Directors. We wish to acknowledge with gratitude Mr. Hood’s many years of service.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As a shareholder of record, you may vote your shares by telephone, over the Internet, or by proxy card.

      On behalf of your Board, thank you for your continued support and interest in Gerber Scientific, Inc.

Sincerely,

Marc T. Giles
President and Chief Executive Officer

Notice of the Annual Meeting of Shareholders of

Gerber Scientific, Inc.

Date:	Thursday, September 18, 2003

Time:	2:30 p.m. EDT

Place:	Corporate Headquarters Gerber Scientific, Inc. 83 Gerber Road West South Windsor, Connecticut 06074

Purpose:	Elect five members of the Board of Directors;
Approve the Gerber Scientific, Inc. 2003 Employee Stock Option Plan;
Approve the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan;
Vote on a shareholder proposal to repeal the Company’s classified Board of Directors; and
Transact such other business as may properly come before the meeting and any adjournment or postponement.

      It is important that your shares be represented and voted at the meeting. Shareholders of record may vote in one of four ways:

•	Complete, sign, and return the enclosed proxy card; or

•	Use the toll-free telephone number shown on your proxy card; or

•	Vote via the Internet by visiting the website shown on your proxy card; or

•	Cast your ballot at the meeting.

      Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. Your proxy may be revoked at any time either before or at the annual meeting. If your shares are held in the name of a bank, broker, or other holder of record, you should receive instructions to follow for your shares to be voted.

      All shareholders of record as of July 11, 2003 are invited to attend the annual meeting. No ticket is required for admittance. If you have any questions regarding this Notice of Annual Meeting or if you have special needs which require assistance, please call us at 1 800 811-4707, Extension 8008, and we will be happy to assist you.

By order of the Board of Directors

Richard F. Treacy, Jr., Secretary

South Windsor, Connecticut

August 6, 2003

GERBER SCIENTIFIC, INC.

83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Proxy Statement

2003 Annual Meeting of Shareholders
Thursday, September 18, 2003

      The Board of Directors (the “Board”) of Gerber Scientific, Inc. (which we sometimes refer to as the “Company,” “we,” “us” or “our”) is sending these proxy materials to you on or about August 6, 2003, in connection with our solicitation of proxies for use at the Company’s annual meeting of shareholders. The meeting is scheduled to take place on Thursday, September 18, 2003, at the Company’s corporate headquarters located at 83 Gerber Road West, South Windsor, Connecticut 06074. For your convenience, directions to our headquarters are included in this proxy statement at Appendix A. We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies. Certain of our directors, officers and employees may also solicit proxies on our behalf by mail, phone, fax or in person.

      The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2003 annual report to shareholders is also enclosed.

      We are paying for the solicitation of proxies, including the cost of preparing and mailing this proxy statement. We will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred to forward our proxy materials to the beneficial owners of the Company’s common stock. Georgeson Shareholder Communications, Inc. is to receive a fee estimated to be $20,000, including expenses, for acting as proxy solicitor in connection with the annual meeting.

      There are four proposals scheduled to be voted on at the meeting:

•	The election of directors;

•	The approval of the Gerber Scientific, Inc. 2003 Employee Stock Option Plan;

•	The approval of the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan; and

•	A shareholder proposal entitled “Repeal Classified Board.”

VOTING PROCEDURES

Q: What shares owned by me can be voted?

A: You may vote all shares of the Company’s common stock owned by you as of the close of business on July 11, 2003, the record date for the determination of shareholders entitled to notice of and the right to vote at the meeting (the “Record Date”). These shares include those:

(1) held directly in your name as the shareholder of record, and

(2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of the Company’s shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you on behalf of the Company. As the shareholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and also are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the meeting.

Q:	How can I vote my shares at the meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Shares beneficially owned may be voted by you if you receive and present at the meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

•	By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

•	By Telephone—You may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

•	By Mail—You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

Q:	How does the Board recommend I vote on the proposals?

A: The Board recommends a vote FOR each of the director nominees for the Board; a vote FOR the Gerber Scientific, Inc. 2003 Employee Stock Option Plan; a vote FOR the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan; and a vote AGAINST the shareholder proposal.

Q:	What is the quorum for the meeting?

A: Holders of record of the common stock, par value $1.00 per share, of the Company on July 11, 2003 are entitled to vote at the meeting or any adjournments of the meeting. As of that date, there were 22,083,735 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting.

Q:	How are votes counted?

A: Each share of Company common stock entitles its holder to one vote on all matters to come before the meeting, including the election of directors.

•	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

•	For the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.”

•	Abstentions and broker non-votes are not included in the calculation of the vote, but do count toward a quorum.

•	If you sign your proxy card or broker voting instruction card with no instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:	What happens if I withhold my vote for an individual director nominee?

A: A “WITHHELD” vote for any nominee will be counted for purposes of determining the votes present at the meeting, but will have no other effect on the outcome of the vote for the election of directors. Because the individual director nominees are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q:	What vote is required to approve the shareholder proposal?

A: The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the meeting would be required to approve the shareholder proposal. Shareholders should be aware that the shareholder proposal is non-binding. The declassification of the Board would require an amendment of our certificate of incorporation and our by-laws. An amendment of our certificate of incorporation for this purpose would require the affirmative vote of 80% of the outstanding shares of our capital stock entitled to vote on the matter.

Q:	Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by granting another proxy that is properly signed and bears a later date, by sending a properly signed written notice to the Corporate Secretary of the Company or by attending the meeting and voting in person. To revoke a proxy previously submitted by telephone or the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I attend the meeting?

A: You may attend the meeting if you are listed as a shareholder of record as of July 11, 2003 and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of July 11, 2003 or a legal proxy if you wish to vote your shares in person at the meeting. In addition to the items above, you should bring proof of identification.

Q:	Where can I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

Q:	Is my vote confidential?

A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to the Company and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except (1) as needed to permit the Company to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:	Can I vote on other matters?

A: We do not expect any other matter to come before the meeting. If any other matter is presented at the annual meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND

CERTAIN BENEFICIAL OWNERS

      The following table sets forth information concerning ownership of the Company’s common stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the common stock, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, other than directors and executive officers whose beneficial ownership is described in the second table below.

Name and Address of	Number of Shares	Percent of Company
Beneficial Owner	Beneficially Owned	Common Stock

FleetBoston Financial Corp. 100 Federal Street Boston, MA 02109	1,811,144	8.2%
TCW Group, Inc. 865 South Figueroa Street Los Angeles, CA 90017	1,729,900	7.8%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401	1,676,450	7.6%
Gabelli Asset Management, Inc. and its subsidiaries One Corporate Center Rye, NY 10580	1,502,500	6.8%
Royce & Associates, Inc. 1414 Avenue of the Americas New York, NY 10019	1,243,000	5.6%
Paradigm Capital Management 9 Elk Street Albany, NY 12207	1,112,400	5.1%

      The following table sets forth information concerning ownership of the Company’s common stock, as of the Record Date, by (i) each director and director nominee of the Company, (ii) the Chief Executive Officer, (iii) the other executive officers named in the summary compensation table set forth under “Executive Compensation” below, and (iv) all current executive officers and directors of the Company as a group.

      Under the rules of the Securities and Exchange Commission, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within sixty days through the exercise of currently available conversion rights or options.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Common Stock

Donald P. Aiken	44,065	(2)	*
Bernard J. Demko	103,566	(3)	*
George M. Gentile	153,447	(4)	*
David J. Gerber	1,318,682	(5)	6.0%
Marc T. Giles	114,854	(6)	*
Shawn M. Harrington	156,476	(7)	*
Edward E. Hood, Jr.	47,355	(8)	*
Edward G. Jepsen	42,488	(9)	*
Randall D. Ledford	—
David J. Logan	25,316	(10)	*
John R. Lord	5,000		*
Elaine A. Pullen	36,118	(11)	*
Doris W. Skoch	71,668	(12)	*
Carole F. St. Mark	29,893	(13)	*
A. Robert Towbin	56,394	(14)	*
William Jerome Vereen	36,634	(15)	*
All directors and executive officers as a group (20 persons)	2,484,517	(16)	11.2%

*	Less than 1%

(1)	Unless otherwise indicated below, each director and executive officer has sole voting and investment power with respect to such shares.

(2)	Includes 15,000 shares covered by stock options exercisable within 60 days and 25,065 shares under either the Agreement for Deferment of Director Fees, as amended (the “ Agreement”), such shares being issued under the 1992 Non-Employee Director Stock Option Plan (the “1992 Director Stock Plan”), or the Non-Employee Director’s Stock Grant Plan (the “Director Stock Grant Plan”).

(3)	Includes 91,634 shares covered by stock options exercisable within 60 days.

(4)	Includes 2,400 shares held as trustee; 59,000 shares covered by stock options exercisable within 60 days; and 8,634 shares under the Director Stock Grant Plan.

(5)	Includes 461,845 shares held in trusts for Mr. Gerber’s benefit as to which he either is the trustee or has the right to withdraw or direct the disposition and voting of the shares held in such trusts; and 785,000 shares held in trust for the benefit of Mr. Gerber and others as to which he is the trustee and has the right to withdraw or direct the disposition and voting of the shares held in such trusts.

(6)	Includes 70,000 shares covered by stock options exercisable within 60 days.

(7)	Includes 129,408 shares covered by stock options exercisable within 60 days.

(8)	Includes 18,000 shares covered by stock options exercisable within 60 days and 27,355 shares under the Agreement (and the 1992 Director Stock Plan) or the Director Stock Grant Plan.

(9)	Includes 1,888 shares under the Director Stock Grant Plan.

(10)	Includes 16,000 shares covered by stock options exercisable within 60 days and 8,634 shares under the Director Stock Grant Plan.

(11)	Includes 26,668 shares covered by stock options exercisable within 60 days.

(12)	Includes 71,668 shares covered by stock options exercisable within 60 days.

(13)	Includes 15,000 shares covered by stock options exercisable within 60 days and 13,893 shares under the Agreement (and the 1992 Director Stock Plan) or the Director Stock Grant Plan.

(14)	Includes 19,000 shares covered by stock options exercisable within 60 days and 10,520 shares under either the Agreement (and the 1992 Director Stock Plan) or the Director Stock Grant Plan.

(15)	Includes 1,000 shares held as trustee; 18,000 shares covered by stock options exercisable within 60 days, and 8,634 shares under the Director Stock Grant Plan.

(16)	Includes 767,296 shares covered by stock options exercisable with 60 days and 104,623 shares under either the Agreement (and the 1992 Director Stock Plan) or the Director Stock Grant Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and beneficial owners of more than 10% of the Company’s common stock, to file reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”). Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations made by directors and executive officers that no other reports were required during the fiscal year ended April 30, 2003, we believe that all Section 16(a) filing requirements applicable to the Company’s directors and executive officers (the Company has no greater than ten percent beneficial owners) were complied with.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Our certificate of incorporation provides that the number of our directors shall be not fewer than three nor more than eleven, with the exact number to be determined by Board resolution from time to time. The Board has fixed the number at eleven as of this year’s annual meeting of shareholders.

      Our certificate of incorporation provides that the Board is to be divided into three classes. In general, directors are elected to serve three year terms. However, our certificate of incorporation also provides that each class is to be as nearly equal in number as possible. A total of five nominees are being proposed by the Board for election as directors this year: incumbent directors William Jerome Vereen, Marc T. Giles and Edward G. Jepsen, and nominees John R. Lord and Randall D. Ledford. To comply with the requirements of our certificate of incorporation, the Board’s resolutions with respect to the five nominees provide that, if elected, the nominees will be designated in classes to serve terms expiring as follows:

•	Messrs. Vereen, Giles and Lord — three year terms expiring at the annual meeting in 2006;

•	Dr. Ledford — a two year term expiring at the annual meeting in 2005; and

•	Mr. Jepsen — a one year term expiring at the annual meeting in 2004.

      A director receiving a plurality of the votes cast, in person or by proxy, at the meeting will be elected. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the meeting for the purpose of electing a director.

      Unless you indicate on your proxy card that your vote should be withheld from any or all of the nominees, your proxy will be voted for the election of the director nominees.

      The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

      You may not cumulate your votes in the election of directors. The five nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold authority to vote for any or all nominees for directors.

      We expect each nominee for election as a director to be able to serve, if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

NOMINEES FOR ELECTION AS DIRECTORS AT THE 2003 ANNUAL MEETING

William Jerome Vereen

Age 62
Director Since 1994
For a three year term ending in 2006

      Mr. Vereen is Chairman, President, and Chief Executive Officer of Riverside Manufacturing Company and its subsidiaries, and has served in these capacities since 1976. Riverside Manufacturing Company is primarily engaged in manufacturing and selling uniforms and business apparel to businesses worldwide and renting and cleaning uniforms for businesses in several southern states. Mr. Vereen serves on the Board of Georgia Power Company, serving on the controls and compliance committee and the nuclear operations overview committee. He is a member of our Board’s Audit and Finance, Management Development and Compensation, and Nominating and Corporate Governance Committees.

Marc T. Giles

Age 47
Director Since 2001
For a three year term ending in 2006

      Mr. Giles has served as our President and Chief Executive Officer since November 2001. Mr. Giles began his career with the Company in November 2000 as a Senior Vice President of the Company and President of Gerber Technology, Inc. Prior to joining us, Mr. Giles spent twelve years with FMC Corp., a producer of machinery and chemicals for industry and agriculture, where he served in a number of senior positions in sales and marketing management, strategy development, mergers and acquisitions, and general management. Mr. Giles serves on the Board of Directors of the Charter Oak Chapter of the American Red Cross.

John R. Lord

Age 59
Director Nominee
For a three year term ending in 2006

      Mr. Lord serves as the non-executive chairman of Carrier Corporation and has served in this capacity since January 1, 2000. Mr. Lord was President and CEO of Carrier Corporation from April 1995 until his retirement in January 2000. Carrier Corporation, a division of United Technologies Corp., is the world’s largest manufacturer of air conditioning, heating and refrigeration equipment.

Randall D. Ledford, Ph.D.

Age 53
Director Nominee
For a two year term ending in 2005

      Dr. Ledford is Senior Vice President and Chief Technology Officer of Emerson Electric Company and is President of Emerson Venture Capital, and has served in such capacities since 1997. Emerson Electric is engaged principally in the worldwide design, manufacture and sale of a broad range of electrical, electromechanical and electronic products and systems. Dr. Ledford serves on the board of directors of Interphase, Inc. and Stereotaxis, Inc.

Edward G. Jepsen

Age 60
Director Since 2003
For a one year term ending in 2004

      Mr. Jepsen was elected a director by the Board on January 7, 2003. Mr. Jepsen is the Executive Vice President and Chief Financial Officer of Amphenol Corporation, and has served in those capacities since November 1988. Amphenol Corporation is a manufacturer of electronic interconnect components. Mr. Jepsen is a director of and a member of the audit committee of TRC Companies, Inc. He is chair of our Board’s Audit and Finance Committee.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2004

George M. Gentile

Age 67
Director Since 1989

      Mr. Gentile has been Chairman of our Board since November 29, 2001. Mr. Gentile also served as Chairman of our Board from 1996 to 1998. He was our Chief Executive Officer from August 1996 to June 1998, and Senior Vice President, Finance from 1977 to 1996. Mr. Gentile served in key financial and management positions in the Company from 1963 until his retirement in 1998.

David J. Gerber

Age 42
Director Since 1992

      Mr. Gerber is a Management Fellow at the School of Management, Yale University. Mr. Gerber served as our Vice President, Business Development and Technology Strategy from 1998 to November 2002 and was our Director of New Business Development and Technology Strategy from 1996 to 1998.

Donald P. Aiken

Age 59
Director Since 1997

      Mr. Aiken has served as President of ABB, Inc., a provider of power and automation technology products and systems to the industrial and utility markets, since February 2001. From July 1999 until February 2001, he was an independent consultant. From October 1998 until July 1999 Mr. Aiken served first as President of BICC Brand-Rex and later as Executive Vice President and General Manager of Electrical Cables BICC General, Inc., the successor to BICC Brand-REX. BICC General is a supplier of cable products to the industrial, military, aerospace and telecommunications markets. From mid-1997 until October 1998, Mr. Aiken served as President of ABB Industrial Systems, Inc. (a provider of automation products and services to the process industries). He is a member of our Board’s Audit and Finance, Management Development and Compensation, and Nominating and Corporate Governance Committees.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2005

A. Robert Towbin

Age 68
Director Since 1992

      Mr. Towbin has been Managing Director of Stephens Inc., an investment banking firm, since November 2001, and Principal, Stephens Financial Group of Stephens Inc. since April 2002. Mr. Towbin was formerly Co-Chairman of C.E. Unterberg, Towbin, an investment banking firm, from 2000 to 2001 and was Senior Managing Director of C.E. Unterberg, Towbin from 1995 to 1999. Mr. Towbin serves on the Boards of Globalstar Telecommunications Ltd. and K&F Industries, Inc. He is a member of our Board’s Nominating and Corporate Governance Committee.

David J. Logan

Age 70
Director Since 1996

      Mr. Logan is an independent technical consultant to the Company. He served as Senior Vice President, Engineering of the Company and President of our subsidiary Gerber Scientific Products, Inc. until his retirement in 1990. He also served as a director of the Company from 1988 to 1990.

Carole F. St. Mark

Age 60
Director Since 1997

      Ms. St. Mark is the founder and President of Growth Management LLC, a business development and strategic management company. Prior to her association with Growth Management LLC, Ms. St. Mark was employed by Pitney Bowes, Inc., a provider of office equipment and services, for eighteen years (from 1980 to 1997), serving in a series of senior positions including President and Chief Operating Officer of Pitney Bowes Business Service. She serves on the Board of Directors of Primary PDC, Inc. (formerly Polaroid Corporation) and Royal and Sun Alliance PLC. Ms. St. Mark is Chair of our Board’s Nominating and Corporate Governance Committee and a member of our Board’s Audit and Finance and Management Development and Compensation Committees.

Director Emeritus

      In addition to the above-named directors and director nominees, Stanley Simon, a former member of our Board from 1967 to 1997, serves as a director emeritus. In that capacity, Mr. Simon receives information provided to Board members and is invited and may participate in Board meetings, but is not entitled to vote on any matter before the Board. Mr. Simon is not paid any fees for serving as a director emeritus, but is reimbursed any expenses incurred in attending Board meetings. Mr. Simon is the founder of Stanley Simon and Associates, a financial and management consulting firm.

Relationships

      No director nominee is related to any continuing director; no continuing director is related to any other continuing director; and no director nominee or continuing director is related to any current executive officer of the Company or its subsidiaries. There is no arrangement or understanding between any director nominee and any other person under which he or she was selected as a nominee.

COMPENSATION OF DIRECTORS

      The Company compensates only those directors who are not current employees of the Company for service on the Board of Directors. Each non-employee director is compensated as follows:

Annual Retainer

•	$20,000 annual fee paid on a quarterly basis.

Meeting Fees

•	$1,500 for each Board meeting attended.

•	$1,500 for each committee meeting attended, if a member of the committee.

•	$3,000 for each committee meeting attended, if chair of the committee.

      Action by written consent is not considered attendance at a meeting for purposes of meeting fees payable to directors.

Annual Stock Option Grants

•	Options granted on May 1, 2002 to purchase 3,000 shares of the Company’s common stock in accordance with the terms of the 1992 Director Stock Plan. This ten-year plan expired on August 19, 2002 and no further options will be awarded under this Plan.

Annual Equity Grants

•	Grant of the Company’s common stock equal to $25,000 ($15,000 prior to January 1, 2003) per year, credited quarterly on the last business day of each calendar quarter using the fair market value of the common stock on such dates. These grants are made under the Non-Employee Director’s Stock Grant Plan (“Director Stock Grant Plan”) but distribution is deferred until Board membership ends. We are seeking shareholder approval of the Director Stock Grant Plan at the annual meeting. See Proposal No. 3 in this proxy statement.

Chairman’s Fee

      Mr. George M. Gentile serves as Chairman of the Board of Directors. In addition to receiving the other fees and grants paid or made to each non-employee director, Mr. Gentile receives a fee of $12,500 per month for his services as Chairman. Upon his appointment as Chairman in December 2001, Mr. Gentile was also granted an option to purchase 50,000 shares of the Company’s common stock at $9.34 per share, the fair market value on the date of grant. This option will expire on the earlier of December 6, 2011 or five years after Mr. Gentile ceases to be a member of the Board.

Deferrals

      Under the Agreement for Deferment of Director Fees, as amended (the “Agreement”), directors may elect to defer all or part of their annual retainer fees, and Board and committee meeting fees, until a future time selected by the director. Until the termination of the 1992 Director Stock Plan in August 2002, a director could choose to have the deferral held in cash (on which interest accrues at market rates) or in shares of our common stock issued under that plan. The Agreement provides for dividends to be credited on the shares of our common stock held in directors’ share accounts established in accordance with the Agreement. This will continue notwithstanding the termination of the 1992 Director Stock Plan.

Director Consulting Contract

      David J. Logan serves as a consultant to the Company and in fiscal year 2003 he was paid an aggregate of $87,750, plus expenses for such services. Under the terms of Mr. Logan’s consulting agreement, as revised in July 2002, he is currently paid at the rate of $6,000 per month plus expenses for a minimum of twenty-five (25) days per year of technical consulting services. If not extended, this agreement will expire on July 18, 2005.

COMMITTEES OF THE BOARD

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee, consisting of Ms. St. Mark, Chair, and Messrs. Aiken, Hood, Towbin and Vereen, met six times in fiscal year 2003. The Nominating and Corporate Governance Committee develops and recommends to the Board:

(i)	standards of corporate governance, including matters such as director independence and policies and practices of the Company to assure full compliance with applicable laws;

(ii)	the structure and composition of the Board and its committees, including evaluation of the Board and individual directors; and

(iii)	compensation and benefits for non-employee directors.

      In addition, one of the key responsibilities of the Nominating and Corporate Governance Committee is the identification and screening of candidates to be recommended to fill vacancies on the Board of Directors. Although the Nominating and Corporate Governance Committee has no formal policy on the subject, it will consider director nominees brought to its attention by shareholders, if in compliance with the applicable notice provisions within our certificate of incorporation. Those provisions require a shareholder nomination to be made to the Corporate Secretary of the Company not less than 60 days nor more than 90 days prior to the annual meeting date. However, if the Company has not publicly disclosed the date of the annual meeting at least 70 days in advance of the meeting, then a shareholder nomination will be timely if made within ten business days following public disclosure of the meeting date. A shareholder nomination must include the following information regarding the proposed nominee:

•	the name, age, business address and residence address of the nominee;

•	the principal occupation or employment of the nominee;

•	the class and number of shares of our capital stock beneficially owned by the nominee; and

•	any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934 (including the nominee’s written consent to be named in the proxy statement and to serve as a director, if elected).

      The shareholder making the nomination must also provide his or her name and address, and the class and number of shares of the Company’s capital stock held by the shareholder.

Audit and Finance Committee

      The Audit and Finance Committee, consisting of Messrs. Jepsen, Chair, Aiken, Hood, and Vereen, and Ms. St. Mark, met nineteen times in fiscal year 2003. The Audit and Finance Committee serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems and reviews the audit efforts of the Company’s independent accountants and the persons responsible for the internal auditing functions. See the report of the Audit and Finance Committee included in this proxy statement.

Management Development and Compensation Committee

      The Management Development and Compensation Committee, consisting of Messrs. Hood, Chair, Aiken and Vereen, and Ms. St. Mark, met five times in fiscal year 2003. The Management Development and Compensation Committee is responsible for establishing annual and long-term performance goals for our Chief Executive Officer and other executive officers, as well as establishing salaries and other compensation to be paid to our executive officers. The Management Development and Compensation Committee determines the terms and conditions of all bonus and stock option plans; establishes and administers performance goals and other criteria for payment of any compensation to our executive officers; amends the Company’s employee stock option plans, subject to shareholder approval if required; and may recommend to our Board of Directors training and other development of the Company’s management personnel. See the report of the Management Development and Compensation Committee included in this proxy statement.

Meetings of the Board of Directors

      The Board of Directors met nineteen times and acted by unanimous written consent on one occasion during the 2003 fiscal year. All of the directors attended seventy-five percent or more of the Board and their respective Committee meetings.

Compensation Committee Interlocks and Insider Participation

      The members of the Management Development and Compensation Committee of the Board as of the 2003 fiscal year end were Mr. Hood, Chair, Mr. Aiken, Mr. Vereen and Ms. St. Mark. None of the members of the Committee during fiscal 2003 was at any time an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Management Development and Compensation Committee during fiscal 2003.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG THE COMPANY, THE S&P SMALL CAP 600 INDEX AND THE DOW JONES ADVANCED INDUSTRIAL EQUIPMENT INDEX

      The following graph compares the cumulative total return on the Company’s common stock with the cumulative total returns of the S&P Small Cap 600 Index and the Dow Jones Advanced Industrial Equipment Index for the period of April 30, 1998 through April 30, 2003. The graph assumes $100 was invested on April 30, 1998 in our common stock and in each of the indices. The cumulative total return on our common stock, which assumes full reinvestment of dividends and no payment of brokerage or other commissions or fees, is equal to (i) the difference between the price per share at the beginning and end of a period, divided by (ii) the share price at the beginning of the period. The cumulative total returns of the S&P Small Cap 600 and the Dow Jones Advanced Industrial Equipment Index reflected in the graph also assume reinvestment of dividends. Past performance is not necessarily indicative of future performance.

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

	APR-98	APR-99	APR-00	APR-01	APR-02	APR-03

GERBER SCIENTIFIC, INC.	$100	$75	$56	$29	$19	$34

S&P SMALL CAP 600	$100	$86	$103	$112	$130	$103

DOW JONES ADVANCED INDUSTRIAL EQUIPMENT	$100	$103	$176	$90	$60	$48

      The graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall the graph be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into any such filing.

REPORT OF THE

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

      The Company’s compensation programs are administered by the Management Development and Compensation Committee of the Board of Directors (the “MDCC”). The MDCC’s principal functions include:

•	overseeing the Company’s compensation and benefits philosophy and strategy for its executive officers and other employees;

•	discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers;

•	administering the Company’s bonus, restricted stock and stock option plans (including determining the amount, nature and terms of awards under such plans); and

•	reviewing the Company’s employee benefit plans and making recommendations to the Board with respect to such plans.

Compensation Philosophy

      The Company’s primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives, and strengthen the link between management and shareholder interests. To achieve these goals, executive officers are offered compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success and enhanced shareholder value. The Company’s compensation programs are designed and revised from time to time to be competitive within the Company’s industries.

      The Company’s executive compensation program consists primarily of (i) base salary, (ii) annual incentive cash bonus opportunities based upon individual and corporate performance, and (iii) long-term equity-based incentives.

      In fiscal 2003, the Company retained Frederic W. Cook & Co., a compensation consulting firm, to review the competitiveness of the Company’s executive compensation levels. In this capacity, the consultant analyzed compensation paid to the five highest paid executive officers of the Company based on a survey of compensation information in proxy statements filed by a variety of peer companies and on market national surveys of executive compensation. The consultant also analyzed compensation paid to the Company’s other executive officers. The consultant’s report made no recommendations and the MDCC agreed to consider later in calendar year 2003 where to position executives relative to peers and/or surveys.

Fiscal 2003 Compensation

      Base Salary Compensation. In establishing and reviewing, on an annual basis, the base salaries of executive officers, the MDCC evaluates each executive’s:

•	salary history;

•	scope of responsibility at the Company;

•	prior experience;

•	past performance for the Company; and

•	expected contribution to the Company’s future success.

      In the case of all executive officers other than the CEO, the MDCC also considers the recommendations of the CEO.

      The MDCC also takes into consideration the salaries for similar positions at comparable companies in the Company’s industries, and the position of each executive officer’s base pay relative to the total compensation package, including cash incentives and long-term stock-based incentives. In making its salary decisions, the MDCC exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of any one factor.

      In fiscal 2003, due to business conditions, the MDCC imposed a general deferral of increases in the salaries of the Company’s executive officers, except for certain executive officers who received increases due to promotions and expanded responsibilities.

      Executive Annual Incentive Bonus Plan. The Gerber Scientific, Inc. 2000–2004 Executive Annual Incentive Bonus Plan (the “Bonus Plan”) provides for annual incentive bonus payments to be made to the Company’s executive officers, and other executives designated by the MDCC, upon the achievement of pre-established performance goals which are linked to the financial performance of the Company and its subsidiaries. The MDCC establishes the performance goals each fiscal year from a number of financial objectives defined in the Bonus Plan, including cash flow and earnings before interest and taxes (EBIT).

      The target bonus potential for each fiscal year is fixed by the MDCC as a percentage of the executive’s base salary at the close of the fiscal year. Target bonus potential levels are set at the beginning of the fiscal year, but may be increased in the event of a promotion. The maximum cash bonus payable to any executive is two times the target bonus potential, with the amount payable determined by the degree of achievement of the performance goal(s) applicable to either the Company or a designated subsidiary where the executive is employed. The target bonus potential levels are tied to the median of bonus compensation paid to executives of “peer” companies. If the performance goals are fully met, bonuses should be paid that are at or above the 75th percentile versus the peers.

      Under the Bonus Plan, certain designated executives may elect to direct up to 50% of their bonuses toward the purchase of the Company’s common stock at the then current market price, with the number of shares purchased reduced by applicable withholding taxes. Executives who make this election receive shares of restricted stock equal in value to one-third of the bonus amount elected to be paid in stock (before tax withholdings). On June 18, 2003, the MDCC amended the Bonus Plan to reduce the maximum number of shares of common stock that may be issued under the Bonus Plan from 500,000 to 200,000. The maximum number of shares that can be purchased under the Bonus Plan is limited to 150,000, with a corresponding limit on the shares of restricted stock of 50,000.

      In fiscal 2003, the MDCC established goals for bonuses under the Bonus Plan based on an equal weighting of earnings before interest and taxes (EBIT) and cash flow at the corporate level. Bonuses paid to our named executive officers under the Bonus Plan for fiscal 2003 are set forth in the summary compensation table included in this proxy statement.

      Long-Term Incentive Plan. Long-term equity-based incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The MDCC believes that such equity-based compensation provides executives with a continuing stake in the long-term success of the Company.

      Because of the decline in the Company’s stock price and market overhang issues associated with the grant of options with exercise prices that subsequently exceed the traded price of the underlying stock, in fiscal 2002 the MDCC began to use an “allocation method” as the primary methodology to determine the level and reasonableness of option grants to its Chief Executive Officer and other most highly compensated executive officers. This method entails determining a percentage of the total stock options granted annually to all personnel to be allocated to the CEO and other named executive officers based on studies of groups of other companies.

The MDCC is now using the allocation method in lieu of option pricing models (e.g., Black-Scholes), models that may result in aberrant stock option values in an environment of stock price volatility. The allocation method also allows the MDCC to monitor and manage dilution.

      In fiscal 2003, the MDCC granted to our executive officers stock options covering 225,000 shares of our common stock (representing approximately 1% of the total number of shares of our common stock outstanding) under the Company’s 1992 Employee Stock Plan (the “1992 Employee Stock Plan”); the MDCC did not grant any restricted shares under the plan in fiscal 2003. Stock option grants were generally determined by the level of responsibilities and the performance of the executive officers. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. The stock options were granted with exercise prices equal to the fair market value of the underlying common stock on the date of grant. Option grants under the 1992 Employee Stock Plan vest in equal amounts over a three-year period. Executives generally must be employed by the Company at the time of vesting in order to exercise the options.

Change in Control

      Executive officers at the corporate level have entered into change in control agreements, designed to assure continued management of the Company in circumstances where a change in control of the Company occurs. These change in control agreements are described in this proxy statement under the caption “Executive Employment and Change in Control Agreements and Arrangements.” The MDCC periodically receives updates on change in control matters at its meetings.

Executive Severance Policy

      The severance policy for senior officers of the Company, as amended effective October 1, 2002, limits participation to senior management at the corporate level. The severance policy is described in this proxy statement under the caption “Benefit Plans.” The MDCC periodically receives updates on severance matters.

Compensation of the Chief Executive Officer

      Our Board appointed Marc T. Giles as our President and Chief Executive Officer on November 29, 2001. Upon his appointment, the MDCC set his base salary at $345,000 after considering, among other things, the base salaries of CEOs of peer group companies, the Company’s financial performance, and the then-current level and movement of the Company’s stock price. The MDCC was pleased with Mr. Giles’ performance in relation to the Company’s strategic objectives for fiscal 2003, especially given the challenging market conditions. However, based on the Company’s financial condition and the general deferral of base salary increases for the Company’s executive officers, the MDCC did not increase Mr. Giles’ base salary in fiscal 2003 from the fiscal 2002 level.

      Mr. Giles’ fiscal 2003 bonus payment earned under the Bonus Plan was $258,758 (plus $25,880 which was the value of 3,645 shares of restricted stock received by him under the terms of the Bonus Plan). This represented 100% of the target bonus potential (50% of the maximum cash bonus payable), based on the achievement of the cash flow goals only. In addition, in fiscal 2003 Mr. Giles was awarded stock options exercisable for 60,000 shares of our common stock. This represented approximately 9% of the shares underlying stock options granted under the 1992 Employee Stock Plan during fiscal 2003.

      Mr. Giles has had a change in control agreement since his appointment as our CEO.

Compliance with Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company’s income tax deduction for compensation paid in any taxable year to the named executive officers to $1 million per individual.

The MDCC makes all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation, unless it is determined that such compliance in given circumstances would not be in the best interests of the Company and its shareholders. The MDCC believes that all compensation paid or granted in fiscal year 2003 is fully deductible.

      This report has been provided by the MDCC. In accordance with SEC regulations, the information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into any such filing.

Management Development and Compensation Committee

Edward E. Hood, Jr., Chair
Donald P. Aiken
Carole F. St. Mark
William Jerome Vereen

EXECUTIVE COMPENSATION

      The following table summarizes the components of the total compensation paid to, earned by or awarded to those persons who were, as of April 30, 2003, the Company’s Chief Executive Officer and its four most highly compensated executive officers (the “Named Executive Officers”) for services rendered during fiscal 2003, 2002 and 2001.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

					Awards

					Restricted	Shares
				Other Annual	Stock	Underlying	All Other
Name and			Bonus	Compensation	Awards	Options	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)	($)(2)	(#)(3)	($)(4)

Marc T. Giles (5)	2003	$345,000	$284,638	$—	$—	60,000	$1,200
President and Chief	2002	$303,239	$144,127	$107,203	$—	50,000	$1,200
Executive Officer	2001	$108,942	$168,750	$47,333	$70,625	50,000	$1,200

Shawn M. Harrington (6)	2003	$270,769	$158,659	$—	$—	35,000	$1,200
Executive Vice President	2002	$252,481	$267,264	$—	$93,400	45,000	$1,200
and Chief Financial Officer	2001	$244,000	$29,036	$—	$—	19,500	$1,400

Bernard J. Demko (7)	2003	$236,473	$126,110	$—	$—	25,000	$1,200
Senior Vice President	2002	$215,000	$163,207	$—	$84,940	20,000	$1,200
and Chief Operating Officer	2001	$205,269	$53,750	$—	$—	25,000	$1,400

Doris W. Skoch (8)	2003	$235,000	$97,917	$102,239	$—	25,000	$1,200
Senior Vice President;	2002	$212,049	$70,500	$26,383	$—	20,000	$1,200
President, Spandex Ltd.	2001	$161,860	$45,000	$24,000	$—	40,100	$1,400

Elaine A. Pullen (9)	2003	$225,000	$112,500	$—	$—	20,000	$1,200
Senior Vice President;	2002	$161,827	$112,500	$49,069	$105,450	60,000	$1,200
President, Gerber Scientific Products	2001	$—	$—	$—	$—	—	$—

(1)	The Bonus Plan provides that the Named Executive Officers and other designated executives who elect to direct up to 50% of their bonuses toward the purchase of the Company’s common stock at the then current market price, with the number of shares purchased reduced by applicable withholding taxes, shall receive shares of restricted stock equal in value to one-third of the bonus amount received in common stock (before tax withholdings). This column includes the value of restricted stock awards under the Bonus Plan.

(2)	There were no restricted stock grants made to the Named Executive Officers under the 1992 Employee Stock Plan in fiscal 2003. As of April 30, 2003, holdings of restricted stock issued under the 1992 Employee Stock Plan and their year end values were: Marc T. Giles, 10,000 shares valued at $82,500; Shawn M. Harrington, 6,666 shares valued at $54,995; Bernard J. Demko, 5,999 shares valued at $49,492; and Elaine A. Pullen, 8,333 shares valued at $68,747.

(3)	The securities underlying the options are shares of the Company’s common stock. The Company did not grant stock appreciation rights (SARs) in fiscal 2003, 2002 or 2001.

(4)	Each of the Named Executive Officers received $1,200 in matching contributions under the Company’s 401(k) defined contribution plan in each of the last three fiscal years if he or she was employed by the Company in such year. Also, each executive received $200 as a holiday bonus in fiscal 2001, if eligible.

(5)	Marc T. Giles was appointed President and Chief Executive Officer and a director of the Company on November 29, 2001. Mr. Giles joined the Company as President, Gerber Technology, Inc. and as a Senior Vice President of the Company on November 29, 2000. Bonus compensation included the value of restricted stock awards under the Bonus Plan as follows: in fiscal 2003, $25,880 (3,645 shares), and in fiscal 2002, $20,591 (5,883 shares). As of April 30, 2003, Mr. Giles held 9,528 shares of restricted stock awarded under the Bonus Plan with a value on that date of $78,606. Bonus compensation in fiscal 2001 included a sign-on award of $100,000, $50,000 of which was paid within 30 days of Mr. Giles’ initial employment and the balance on May 1, 2001. Other annual compensation in fiscal 2002 included $73,567 for the sale of Mr. Giles’ home in Illinois in connection with his relocation to the Hartford area and in fiscal 2001 included a settling-in allowance of $38,291.

(6)	Shawn M. Harrington was appointed Chief Financial Officer and Principal Accounting Officer of the Company on November 29, 2001. On September 30, 2002, Mr. Harrington was appointed Executive Vice President of the Company. In addition, prior to these appointments, Mr. Harrington served as a Senior Vice President of the Company and as Chief Executive Officer and President of Gerber Coburn Optical, Inc. Bonus compensation included the value of restricted stock awards under the Bonus Plan as follows: in fiscal 2003, $5,119 (721 shares), and in fiscal 2002, $8,624 (2,464 shares). As of April 30, 2003, Mr. Harrington held 3,431 shares of restricted stock awarded under the Bonus Plan with a value on that date of $28,306.

(7)	Bernard J. Demko was appointed a Senior Vice President of the Company effective December 7, 2001 and Chief Operating Officer of the Company on September 30, 2002.

(8)	Doris W. Skoch was appointed Group Managing Director of Spandex PLC effective January 7, 2002 and a Senior Vice President of the Company and President of Spandex PLC effective September 30, 2002. Other annual compensation included $66,203 in fiscal year 2003 for relocation expenses and $2,000 per month as a living allowance in each of the last three fiscal years.

(9)	Elaine A. Pullen joined the Company as President of Gerber Scientific Products, Inc. on August 9, 2001 and was appointed a Senior Vice President of the Company on August 30, 2001; other annual compensation for fiscal 2002 included $31,069 as a settling-in allowance and $18,000 as a temporary living allowance.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning stock options granted by the Company in fiscal 2003 to the Named Executive Officers.

					Potential Realizable Value at
					Assumed Annual Rates of
					Stock Price Appreciation
	Individual Grants				for Option Term

	Number of Securities	% of Total Options	Exercise or
	Underlying Options	Granted to Employees	Base Price	Expiration
Name	Granted (#)(1)	in Fiscal Year	($ per share) (2)	Date	5% (3)	10% (3)

Marc T. Giles	60,000	9.0%	$3.35	6/17/12	$126,000	$320,000
Shawn M. Harrington	35,000	5.3%	$3.35	6/17/12	$74,000	$187,000
Bernard J. Demko	25,000	3.8%	$3.35	6/17/12	$53,000	$133,000
Doris W. Skoch	25,000	3.8%	$3.35	6/17/12	$53,000	$133,000
Elaine A. Pullen	20,000	3.0%	$3.35	6/17/12	$42,000	$107,000

(1)	Under the terms of the grants made under the Company’s 1992 Employee Stock Plan (which terminated in August 2002), these options vest in three annual installments beginning one year from the date of grant, subject to accelerated vesting in certain circumstances. The grant agreements for these options include the grant of reload options upon the exercise or partial exercise of the original option. The reload options are granted when the Named Executive Officer exercises an initial stock option grant within five years from the grant date and elects to receive and hold the gain in the transaction in shares of the Company’s common stock. This is accomplished in a broker-assisted “cashless exercise” transaction. Each option that is used up in a cashless exercise transaction will be replaced by another option (the reload option) at the then current market price and for the balance of the initial ten year option term period. Vesting of reload options is contingent upon the Named Executive Officer holding the related shares from the initial cashless exercise for three years.

(2)	These stock options were granted at the fair market value of the common stock on the date of grant.

(3)	In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the options over a period of ten years at 5% and 10% annual compounded appreciation in the stock price. This method of valuation is hypothetical; if the stock price does not increase above the exercise price, the compensation to the Named Executive Officer will be zero. If this same methodology were used to determine the potential realizable gain for all shareholders over a period representative of the grants listed above, the gain based on 5% annual appreciation would be approximately $47,000,000 and the gain based on 10% annual appreciation would be approximately $118,000,000. The potential gain related to the options granted to the Named Executive Officers above represents approximately 0.7% of the total potential gain to all shareholders using this valuation method. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company’s common stock. Actual gains, if any, on option exercises and share holdings are dependent on the future performance of the Company’s stock price.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

      The following table sets forth, as to each of the Named Executive Officers: (a) the number of exercisable and unexercisable options held on April 30, 2003, the last day of fiscal year 2003; and (b) the value of such options at April 30, 2003. The number of options set forth corresponds to the number of shares to which they relate. None of the named individuals exercised any options during fiscal year 2003.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Shares
	Acquired
	on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable (2)	Exercisable	Unexercisable

Marc T. Giles	—	$—	50,001	109,999	$39,666	$19,833
Shawn M. Harrington	—	—	102,908	36,499	8,751	17,499
Bernard J. Demko	—	—	79,133	46,667	9,916	4,959
Doris W. Skoch	—	—	53,334	51,666	7,934	3,966
Elaine A. Pullen	—	—	20,001	59,999	—	—

(1)	All stock options were granted at the fair market value of the common stock on the date of grant. The stock option exercise prices for options outstanding ranged from $3.35 to $28.25. The closing price of the Company’s common stock on April 30, 2003 was $8.25.

(2)	Represents stock options that were not vested as of April 30, 2003.

BENEFIT PLANS

Pension Plans

      The Company maintains a non-contributory qualified defined benefit pension plan, the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan (the “Pension Plan”), and a supplemental pension benefit plan, the Gerber Scientific, Inc. and Participating Subsidiaries Supplemental Pension Benefit Plan (the “Supplemental Plan”), covering domestic employees. Effective May 1, 1995, retirement benefits under the Pension Plan are based on an employee’s months of service and average annual compensation during the employee’s five consecutive highest-paid years in the last ten calendar years of service. Compensation for this purpose includes salary and other compensation paid by the Company and reportable on Form W-2, and certain pre-tax elective contributions, but excludes fringe benefits (cash and non-cash), including compensation related to stock option plans which is reported in the summary compensation table in this proxy statement and certain other benefits and payments. The Internal Revenue Code limits the amounts of compensation that may be considered and the annual benefits which may be payable from the Pension Plan. Retirement benefits in excess of these limitations and certain other supplemental retirement benefits are provided under the Supplemental Plan, which is a non-qualified arrangement.

      The following table shows the estimated annual benefits payable to a participant attaining age 65 in 2003 under the Pension Plan and the Supplemental Plan for specified years of service at age 65. The table assumes that the given level of compensation is the compensation for the last calendar year in the five-year averaging period, and uses a four percent per year salary progression to determine five-year average compensation. The benefits shown in the table are formula benefits, which include and reflect a reduction for Social Security benefits. Each of the benefits shown is payable as a straight life annuity. Benefits are reduced if a survivor’s benefit is elected. On retirement at ages earlier than 65, benefits may be reduced depending upon age and years of service at retirement.

Estimated Annual Retirement Benefit by Years of Service

Gerber Pension Benefit Projections

	Years of Service

	15	20	25	30	35	40	45
Compensation
$125,000	$20,870	$27,826	$34,783	$41,760	$50,441	$59,122	$67,803
150,000	26,078	34,771	43,464	52,178	62,595	73,012	83,429
175,000	31,287	41,716	52,145	62,595	74,748	86,902	99,055
200,000	36,496	48,661	60,826	73,012	86,902	100,791	114,681
225,000	41,704	55,606	69,507	83,429	99,055	114,681	130,307
250,000	46,913	62,551	78,188	93,847	111,209	128,571	145,933
300,000	57,330	76,440	95,550	114,681	135,516	156,350	177,185
400,000	78,165	104,220	130,275	156,350	184,130	211,909	239,688
500,000	98,999	131,999	164,999	198,019	232,743	267,468	302,192
600,000	119,834	159,778	199,723	239,688	281,357	323,026	364,696
700,000	140,668	187,558	234,447	281,357	329,971	378,585	427,199
800,000	161,503	215,337	269,172	323,026	378,585	434,144	489,703

      As of normal retirement age (65) or attained age, if later, the years of service credited for retirement benefits for the Company’s Named Executive Officers in the summary compensation table would be as follows, assuming continued service to age 65:

Name of Executive Officer	Years of Service Credited

Marc T. Giles	21
Shawn M. Harrington	35
Bernard J. Demko	39
Doris W. Skoch	8
Elaine A. Pullen	18

      The current compensation covered by the plans for the Named Executive Officers does not differ substantially from that set forth in the annual compensation columns of the summary compensation table.

Severance Policy

      In 1999, the MDCC adopted and, effective October 1, 2002, amended and restated the Severance Policy for Senior Officers of Gerber Scientific, Inc. (the “Severance Policy”). The Severance Policy sets forth payments and other benefits to be made to senior executive officers of the Company and its subsidiaries, including each of the Named Executive Officers, in the event his or her employment is terminated by the Company (or the employing subsidiary) “without cause” as defined in the Severance Policy.

      Under the Severance Policy, senior executives covered by the Severance Policy who are terminated “without cause” are entitled to receive:

•	a pro rata portion of the bonus they would have received under the Bonus Plan had they continued to be employed through the end of the fiscal year; and

•	their base salary for a designated severance period.

      The severance period is sixteen months for the Chief Executive Officer and twelve months for the Executive Vice President and the Senior Vice Presidents. Lesser time periods are applicable for other covered officers. The Severance Policy provides for reduced benefits if at any time during the severance period a covered officer obtains full-time employment with a business that is not competitive with the Company. All such benefits are subject to forfeiture under certain circumstances.

401(k) Plan

      The Company’s 401(k) deferred compensation plan (the “401(k) Plan”) covers domestic employees. Under the 401(k) Plan, participating employees may contribute up to 100% of their eligible pay on a “pre-tax” basis, subject to a 2003 calendar year limitation of $12,000. The Company matches fifty percent of the first six percent of a participant’s pre-tax contribution, up to a maximum annual Company contribution of $1,200 per participant. In addition, participating employees may contribute up to 100% of their eligible pay using any combination of pre- or after-tax contributions subject to a total contribution limit (pre-tax savings, plus after-tax savings and employer match) of $40,000 for the calendar year.

Deferred Compensation Plan

      In 1998, the Company established the Gerber Scientific, Inc. and Participating Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”) which allowed certain highly compensated employees who reached the maximum qualified pre-tax deferral amount under the 401(k) Plan to defer an additional portion of their eligible pay under the Deferred Compensation Plan. The Deferred Compensation Plan was discontinued in July 2002.

Executive Annual Incentive Bonus Plan

      The Gerber Scientific, Inc. 2000–2004 Executive Annual Incentive Bonus Plan (the “Bonus Plan”), approved by shareholders in 1999, provides for annual incentive bonus payments to be made to corporate officers, including the Named Executive Officers and other executives designated by the MDCC, upon the achievement of pre-established performance goals which are linked to the financial performance of the Company and its subsidiaries. The MDCC establishes the performance goals each fiscal year from a number of financial objectives defined in the Bonus Plan, including cash flow and earnings before interest and taxes (EBIT).

      The target bonus potential for each fiscal year is fixed by the MDCC as a percentage of the executive’s base salary at the close of the fiscal year. Newly hired executives who are designated as participants in the Bonus Plan share pro-rata in the Bonus Plan, provided they are on the active payroll of the Company or a designated subsidiary as of April 30 of the applicable year of their first being hired and have been employed continuously for at least the two months prior to April 30 of that year. The MDCC has established that for fiscal year 2004 the target bonus potential for the Chief Executive Officer is 75% of salary, the target bonus potential for the Executive Vice President and Chief Financial Officer is 60% of salary, and the target bonus potential for the other Named Executive Officers is 50% of base salary. The maximum cash bonus payable to any designated executive is two times the target bonus potential, with the amount payable determined by the degree of achievement of the performance goal(s) applicable to either the Company or a designated subsidiary where the executive is employed.

      Under the Bonus Plan, certain designated executives may elect to direct up to 50% of their bonuses toward the purchase of the Company’s common stock at the then current market price, with the number of shares purchased reduced by applicable withholding taxes. Executives who make this election receive shares of restricted stock equal in value to one-third of the bonus amount elected to be paid in stock (before tax withholdings). The restricted stock vests one-third each year over a three-year period provided the executive remains in the employ of the Company or a subsidiary and continues to hold the underlying bonus stock for the entire vesting period. If the executive disposes of any or all of the bonus stock during the three-year vesting period, a proportional amount of any unvested restricted stock is forfeited.

      Subject to the terms of the Severance Policy and/or an executive’s change in control agreement, payment of any cash bonus under the Bonus Plan is conditional upon the executive’s continued employment by the Company through the last day of the fiscal year. The MDCC is authorized to interpret and administer the Plan, and to make amendments or to terminate the Plan. However, any material amendments which would increase benefits or change performance goals criteria require shareholder approval.

      Effective June 18, 2003, the Bonus Plan was amended to reduce the maximum number of shares of the Company’s common stock available for purchase under the Bonus Plan to 150,000 and the maximum number of shares of restricted stock to 50,000.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information, as of April 30, 2003, regarding the Company’s existing compensation plans (including plans which have expired but under which options have been granted that remain outstanding) and individual compensation arrangements under which equity securities of the Company are authorized for issuance. These plans and arrangements consist of: (A) the 1992 Employee Stock Plan, which expired on August 19, 2002, the 1992 Director Stock Plan, which expired on August 19, 2002, and the Bonus

Plan, each of which has been approved by shareholders; and (B) the Director Stock Grant Plan (which plan is being submitted to shareholders for approval at this year’s annual meeting), and an option award to Mr. Gentile.

				Number of securities
				remaining available for
				future issuance under
	Number of securities to be		Weighted-average exercise	equity compensation plans
	issued upon the exercise of		price of outstanding	and arrangements
	outstanding options,		options, warrants and	(excluding securities in
Plan Category	warrants and rights		rights	column (a)

	(a)		(b)	(c)

Equity compensation plans and arrangements approved by shareholders	3,865,692	(1)(2)	$12.67	458,113	(3)(4)

Equity compensation plans and arrangements not approved by shareholders	104,816	(5)	$4.46	0	(6)

Total	3,970,508		$12.46	458,113

(1)	Includes options for 3,749,692 shares of our common stock which were granted under the 1992 Employee Stock Plan and options for 116,000 shares of our common stock which were granted under the 1992 Director Stock Plan.

(2)	Includes options to purchase 252,500 shares which were voluntarily surrendered in June 2003 by Mr. Gentile. The options so surrendered were exercisable at prices ranging from $13.87 to $16.62 per share and were due to expire on November 4, and December 31, 2003.

(3)	These shares were reserved for issuance at April 30, 2003 under the Bonus Plan. On June 18, 2003, the MDCC reduced the maximum number of shares which may be issued under the Bonus Plan to 200,000.

(4)	Excludes any shares of restricted stock previously issued under the Bonus Plan which may be forfeited and reissued under the terms of the Bonus Plan.

(5)	Includes a stock option for 50,000 shares granted to Mr. Gentile on December 7, 2001, exercisable at $9.34, the closing price of our common stock on the NYSE on that date. This option became exercisable on November 28, 2002 and will expire on the earlier of December 6, 2011 or five years after Mr. Gentile ceases to be a member of the Board. Also includes 54,816 shares of common stock previously credited to non-employee directors but not yet distributed under the terms of the Director Stock Grant Plan. Excludes 7,508 shares credited to non-employee directors on June 30, 2003 under the terms of the Director Stock Grant Plan.

(6)	This number excludes any shares reserved for issuance under the Director Stock Grant Plan because, unless shareholders approve this plan at the annual meeting, no further shares will be issued under it.

EXECUTIVE EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS AND ARRANGEMENTS

      The agreements summarized below (or the form thereof) have been filed with the Securities and Exchange Commission as exhibits to the Company’s periodic filings. The summaries do not purport to be complete and are qualified in their entirety by reference to such agreements.

      Agreement with Marc T. Giles. On November 29, 2001, the Board appointed Marc T. Giles as President and Chief Executive Officer of Gerber Scientific, Inc. and a director of the Company. Upon appointment,

Mr. Giles’ base salary was set at $345,000 per year. Mr. Giles’ bonus target under the Bonus Plan was set at 75% of the base salary. Under the agreement, Mr. Giles was also granted options, effective December 7, 2001, to purchase 50,000 shares of the Company’s common stock exercisable at $9.34 per share under the 1992 Employee Stock Plan.

      Agreement with Shawn M. Harrington. On September 30, 2002, the Board appointed Shawn M. Harrington as Executive Vice President of the Company. Mr. Harrington remains Chief Financial Officer and Principal Accounting Officer of the Company. Upon his appointment as Executive Vice President, Mr. Harrington’s base salary was set at $275,000 per year and his bonus target under the Bonus Plan was set at 60% of his base salary. The agreement memorializing Mr. Harrington’s appointment provides that his bonus for fiscal year 2003 is calculated as follows:

•	for the period May 1, 2002 through September 30, 2002, the target is 50% of the pro rata portion of his base salary as of April 30, 2003; and

•	for the period October 1, 2002 through April 30, 2003, the target is 60% of the pro rata portion of his base salary as of April 30, 2003.

      Agreement with Bernard J. Demko. Effective September 30, 2002, the Board appointed Mr. Demko as Chief Operating Officer of the Company. Mr. Demko remains a Senior Vice President of the Company. Upon his appointment as Chief Operating Officer, Mr. Demko’s base salary was set at $252,220 per year. His bonus target under the Bonus Plan remains at 50%.

      Agreement with Doris W. Skoch. Effective September 30, 2002, the Board appointed Mrs. Skoch a Senior Vice President of the Company and President of Spandex PLC and set her bonus target under the Bonus Plan at 50%. Mrs. Skoch’s base salary remains at $235,000 per year. The agreement memorializing Mrs. Skoch’s appointment provides that her bonus for fiscal year 2003 is calculated as follows:

•	for the period May 1, 2002 through September 30, 2002, the target is 30% of the pro rata portion of her base salary as of April 30, 2003; and

•	for the period October 1, 2002 through April 30, 2003, the target is 50% of the pro rata portion of her base salary as of April 30, 2003.

      Agreement with Elaine A. Pullen. Effective August 9, 2001, the Board appointed Ms. Pullen as President of Gerber Scientific Products, Inc. and on August 30, 2001, the Board appointed her a Senior Vice President of the Company. Ms. Pullen’s base salary was set at $225,000 per year and her target bonus under the Bonus Plan was set at 50% of her base salary. The agreements memorializing Ms. Pullen’s appointments further provided that she receive a temporary living allowance of $18,000, and a “settling-in” allowance of $18,750 (settling-in allowance was grossed up for taxes). Ms. Pullen was awarded 5,000 shares of the Company’s restricted stock with a three-year cliff vesting and granted options to purchase 40,000 shares of the Company’s common stock, all under the 1992 Employee Stock Plan.

Change in Control Agreements

      The Company has entered into change in control agreements with certain designated executives, including each of the Named Executive Officers.

      For purposes of the agreements, the term “change in control” is defined to include certain changes in beneficial ownership of the Company’s common stock, including generally the acquisition by any person or group of persons of the Company’s voting securities representing thirty percent or more of the total number of votes eligible to be cast at any election of directors of the Company. A “change in control” also includes certain business combinations, liquidations, and, under certain circumstances, an event which results in the persons who are then the incumbent directors of the Company ceasing to constitute a majority of the Board.

      The agreements are operative only if a “change in control” occurs and the executive’s employment with the Company is terminated within two years following the change in control or if there are significant changes in the executive’s position with the Company during such period which would allow the executive to leave for “good reason” as defined in the agreements. Under such circumstances, each of such agreements provides for:

•	a lump sum payment of a multiple of years of the executive’s annual salary and target bonus;

•	continuation of health and life insurance and other employee welfare benefits provided by the Company;

•	immediate vesting of stock options; and

•	reimbursement of federal excise taxes, if any, resulting from the payment of the benefits under the agreement.

      The lump sum payment multiple for the Chief Executive Officer is three years; for the Executive Vice President and the Senior Vice Presidents of the Company, the multiple is two and one-half years.

PROPOSAL NO. 2

APPROVAL OF THE GERBER SCIENTIFIC, INC. 2003 EMPLOYEE STOCK OPTION PLAN

Summary Description of the

Gerber Scientific, Inc. 2003 Employee Stock Option Plan

      We are asking shareholders to approve the Gerber Scientific, Inc. 2003 Employee Stock Option Plan (the “2003 Employee Stock Option Plan”). The 2003 Employee Stock Option Plan is intended to replace the 1992 Employee Stock Plan, which expired on August 19, 2002. The following summary description of the material features of the 2003 Employee Stock Option Plan – presented in a question and answer format – is not intended to be exhaustive, and is qualified by reference to the copy of the plan attached to this proxy statement as Appendix B.

      If shareholders do not approve the 2003 Employee Stock Option Plan, we will not implement it. Shareholders should be aware that the plan is not the exclusive means of providing incentive compensation to executives and other key employees eligible to participate in the plan, and the Company reserves the right to pay incentive compensation to them under another plan or without regard to any plan in appropriate circumstances.

Q:	What is the purpose of the 2003 Employee Stock Option Plan?

A: The 2003 Employee Stock Option Plan is intended to provide incentives to our executives and other key employees deemed to be the most responsible for the growth and success of the Company and, in turn, the creation of shareholder value, by providing them with the opportunity to increase their equity interest in the Company through the grant of:

•	stock options – both incentive stock options (ISOs) and nonqualified options – exercisable for shares of our common stock;

•	restricted shares of our common stock; and

•	bonus shares of our common stock.

Q:	Who is eligible to participate in the 2003 Employee Stock Option Plan?

A: The 2003 Employee Stock Option Plan provides that grants may be made only to executives and other key employees who have managerial, supervisory, professional, scientific, engineering or similar responsibilities. Directors who are not employees are not eligible to receive grants under the plan. Grants may only be made to eligible persons who are then employed by the Company or any of its subsidiaries. The number of participants in the plan will vary over the term of the plan.

Q:	Who will determine to whom a grant will be made and otherwise administer the 2003 Employee Stock Option Plan?

A: The MDCC has the authority, in its sole discretion, to determine and designate those employees to whom grants are to be made, authorize and make grants, and determine the nature, amount and terms of any grants made under the 2003 Employee Stock Option Plan. Each member of the MDCC is a non-employee director (for purposes of Rule 16b-3 under the Securities Exchange Act of 1934) and an “outside director” (as that term is defined in Section 162(m) of the Internal Revenue Code).

      The plan will be administered by the MDCC. The MDCC has the exclusive right to interpret, construe and administer the plan.

      The plan provides that the Company is to indemnify and hold harmless each of the current and former members of the MDCC from and against any loss or liability in connection with legal proceedings to which they may become a party by reason of their actions or omissions under the plan, except in the event of a judgment in favor of the Company based on a finding that such member lacked good faith.

Q:	What form of awards may be granted under the 2003 Employee Stock Option Plan?

A: The 2003 Employee Stock Option Plan provides for the awards of stock options exercisable for shares of our common stock, as well as restricted shares and bonus shares of our common stock.

          Options

      Options may be granted under the plan as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or as nonqualified options. The following are some of the key terms of the plan with respect to awards of ISOs and/or nonqualified options, as applicable:

•	Timing of Grants – Options (both ISOs and nonqualified options) may be granted at any time through the day preceding the tenth anniversary of the effective date of the plan (which was June 19, 2003).

•	Vesting; Option Exercise Periods – Options granted under the plan are to vest and become exercisable at such times as the MDCC specifies in the applicable grant agreement entered into with a plan participant. Upon vesting of an option, it may be exercised in whole or in part during the period the option is exercisable. The maximum option period specified by the plan is ten years; the MDCC may specify a shorter period for any individual award. In the case of ISOs, the maximum option period is five years for awards to a participant who owns more than 10% of the total combined voting power of all classes of the Company’s stock.

Options granted under the plan may remain outstanding and may be exercised at any time up to 30 days after the participant to whom the award was granted is no longer employed (assuming that the termination was by reason other than death, permanent disability or retirement).

A participant’s options awarded under the plan become fully vested and exercisable as of the date of the participant’s death or permanent disability.

In the case of a participant’s “retirement” (as defined in the plan), options (or parts of such options) that would become exercisable within two years of the date of retirement become immediately exercisable.

•	Exercise Price – The option exercise price is to be no less than 100% of the “Fair Market Value” (as defined in the plan) of the common stock on the grant date. No ISO may be granted to a participant owning more than 10% of the total combined voting power of all classes of stock issued by the Company unless the exercise price is at least 110% of the Fair Market Value of the shares issuable on exercise of the ISO, determined as of the date the ISO is granted.

The plan defines “Fair Market Value” to mean the closing price, on the applicable date, of the Company’s common stock on the New York Stock Exchange Composite Tape as reported by The Wall Street Journal or such other source as the MDCC deems reliable or, if no shares of stock were traded on that date, on the preceding day on which shares were traded.

•	Manner of Payment of Option Exercise Price – A participant may pay the option exercise price in cash or in shares of our common stock (other than restricted shares) that the participant has held for more than six months, in accordance with terms and conditions which the MDCC may establish from time to time. If the payment (or any portion of the payment) is made in shares of common stock, the shares are to be valued at 100% of the Fair Market Value on the date of option exercise.

•	Limitation on ISO Awards to Any Participant – ISOs granted under the plan are subject to the restriction that the aggregate Fair Market Value (determined as of the date of grant) of the shares of common stock underlying ISOs awarded under the plan, plus the shares of common stock underlying stock options awarded under any other stock option plan(s) maintained by the Company that satisfy the requirements of Section 422 of the Internal Revenue Code, which first become exercisable by a participant in any calendar year cannot exceed $100,000.

•	Transferability – In general, options granted under the plan will be transferable only by will or the laws of descent and distribution.

          Restricted Shares

      The MDCC may grant awards in the form of restricted shares, subject to restrictions on transferability, risk of forfeiture and other restrictions determined by the MDCC. The restrictions may lapse separately or in combination with one another, under circumstances (including achievement of performance goals and/or future service requirements) as the MDCC may determine on the grant date or subsequent to the grant date. During the restriction period applicable to a participant’s restricted shares, the participant may not sell, transfer, pledge, hypothecate, margin or otherwise encumber such shares. Except as otherwise determined by the MDCC, upon a participant’s termination of employment during the applicable restriction period, restricted shares held by the participant will be forfeited and reacquired by the Company. However, the MDCC may, in its discretion, waive in whole or in part any restrictions or forfeiture conditions in any individual case.

      Unless the grant agreement provides otherwise, a participant granted restricted shares shall have all the rights of a shareholder, including the right to vote the restricted shares and to receive dividends, if any, on such shares. The MDCC may require that dividends paid on restricted shares be automatically reinvested in additional restricted shares.

          Bonus Shares

      The plan also authorizes the MDCC to grant shares of our common stock as a bonus (bonus shares), or to grant shares of common stock or other grants (of options, restricted shares or bonus shares) to participants in lieu of obligations to pay cash or deliver other property under the plan, or other plans or compensatory arrangements. Grants of bonus shares or other grants shall be subject to terms determined by the MDCC.

Q:	How many shares of our common stock may be issued (including shares issuable upon exercise of options) under the 2003 Employee Stock Option Plan?

A: The plan provides for the issuance of up to 900,000 shares of our common stock, in the form of shares underlying options, restricted shares or bonus shares. However, the maximum number of restricted shares and bonus shares which may be granted under the plan is 450,000 shares. The Company is obligated, during the term of the plan, to reserve and keep available the number of shares necessary to satisfy the plan’s requirements.

      If any options, restricted shares or bonus shares expire, are terminated without exercise (in the case of options), forfeited, surrendered or otherwise withheld to pay the exercise price of options granted under the plan or to satisfy tax withholding obligations, then the shares underlying options, restricted shares or bonus shares will again be available for grant under the plan.

Q:	How many shares of our common stock were issuable under the 1992 Employee Stock Plan?

A: The 1992 Employee Stock Plan provided for the issuance of up to 5 million shares of our common stock, in the form of shares underlying options and shares of restricted stock.

      At the time of expiration of the 1992 Employee Stock Plan in August 2002, options exercisable for a total of 3,749,692 shares of our common stock remained outstanding under the 1992 Employee Stock Plan. The exercise prices of such options ranged from $3.35 to $28.25 per share. Information as to the MDCC’s grant of options and shares of restricted stock under the 1992 Employee Stock Plan to the Named Executive Officers in fiscal 2003 can be found in the summary compensation table (and the notes to that table) included in this proxy statement.

Q:	Are there limits on grants to individual participants under the 2003 Employee Stock Option Plan?

A: Yes. The 2003 Employee Stock Option Plan provides that the maximum number of shares of common stock with respect to which options, restricted shares and bonus shares may be granted under the plan to any one participant shall not exceed 120,000 shares in any two-year period, subject to adjustment under the plan’s anti-dilution provisions.

Q:	Does the 2003 Employee Stock Option Plan allow for a repricing of options?

A: No. The 2003 Employee Stock Option Plan prohibits a “repricing” of options granted under the plan (e.g., a lowering in the exercise price). This would include the cancellation of an option at a time when the exercise price is equal to or greater than the Fair Market Value of the underlying common stock in exchange for another option, restricted stock or other equity award (other than in connection with a “change in control,” as defined in the plan).

Q:	What is a “change in control” under the 2003 Employee Stock Option Plan?

A: The 2003 Employee Stock Option Plan defines a “change in control” to mean:

•	the acquisition by any individual, entity or group of beneficial ownership of 30% or more of the combined voting power of the Company’s then outstanding voting securities (other than in connection with certain transactions);

•	when less than a majority of the members of our Board are “incumbent” members (i.e., members of the Board who were in office on the effective date of the plan or their successors nominated or elected by such members);

•	the consummation of a reorganization, merger, share exchange, consolidation, or sale or other disposition of all or substantially all of the Company’s assets (defined as a “business combination” under the plan), again, with some exceptions.

Q:	What are the consequences of a change in control under the 2003 Employee Stock Option Plan?

A: The consequences of a change in control under the plan are as follows:

•	In general, all outstanding and unexercised options issued under the plan shall vest and become immediately exercisable in full, and may be exercised at any time on and after the date of the change in control – provided the options are exercised within the applicable option exercise period. In the case of a change in control by reason of a business combination, options issued under the plan must be exercised on the effective date of the business combination; otherwise, they will expire (assuming that the option holder has received notice of the business combination in the time and manner provided by the plan).

•	Unless the MDCC determines otherwise at the time of a grant of restricted shares, any restriction periods and other restrictions associated with restricted shares granted under the plan will lapse upon a change in control.

Q:	How will the Company account for option grants under the 2003 Employee Stock Option Plan?

A: Under current accounting rules, the Company may choose whether to include the grant of stock options on its income statement as an expense or to disclose in the notes to its consolidated financial statements what the impact of expensing stock options would be on the Company’s earnings. The Company discloses in the notes to its consolidated financial statements pro forma net earnings and earnings per share as if the Company had expensed options. Shareholders can review this disclosure in Note 1 to the Company’s consolidated financial statements (see the disclosure under the caption “Stock Option Plans”), included in the Company’s 2003 annual report to shareholders. In addition, the dilutive impact of stock options is reflected in the increased number of shares of common stock used to calculate diluted earnings per share.

      The Financial Accounting Standards Board and the International Accounting Standards Board, arbiters of accounting standards, are currently studying issues related to the appropriate accounting for stock options, including potentially adopting accounting rules that require the expensing of stock options. The Company is monitoring these developments and, if uniform accounting standards are adopted that require expensing of stock options, will comply with those standards.

Q:	Can the 2003 Employee Stock Option Plan be amended? If so, is shareholder approval required?

A: Yes. The MDCC can amend the plan from time to time as it deems advisable, subject to shareholder approval in the case of any amendment or action that will:

•	materially increase the benefits accruing to “insider participants” (e.g., executive officers of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations under the Act);

•	materially increase the number of securities which may be issued under the plan to insider participants;

•	materially modify the requirements as to eligibility for participation in the plan to add a class of insider participants (e.g., non-employee directors);

•	increase the number of shares available under the plan for grant; or

•	change the designation of the group of employees eligible to receive ISOs under the plan.

Q:	How long will the 2003 Employee Stock Option Plan remain in effect?

A: Unless terminated by the Board earlier, the plan is to remain in effect for ten years, though it will continue thereafter for so long as grants made prior to the date of termination remain outstanding.

Q:	What are the U.S. Federal income tax consequences of plan awards for the Company and plan participants?

A: The following discussion is a brief summary of certain U.S. Federal income tax consequences under current federal income tax laws relating to awards under the 2003 Employee Stock Option Plan. This summary does not describe state, local or foreign income and other tax consequences.

          ISOs

      Generally, a participant will not realize taxable compensation income at the time an ISO is granted or exercised. However, except in the event of death or disability, if an ISO is exercised more than three months following the participant’s termination of employment (a disqualifying exercise), the participant will be treated as receiving compensation and will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. In addition, the excess of the fair market value of the shares received upon exercise of the ISO and the option exercise price is potentially subject to the alternative minimum tax.

      If a participant exercises an ISO by surrendering previously acquired shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions discussed below, no gain or loss is recognized upon the surrender of the previously acquired shares to the Company, and the shares received will have the same basis and holding period for capital gain or capital loss purposes as the surrendered shares. Shares received by the participant in excess of the number of surrendered shares will have a basis of zero and a holding period that commences on the date shares are issued to the participant upon exercise of the ISO.

      When shares of common stock underlying an ISO are sold, the participant will be taxed on the difference between the sales price and the exercise price. If the participant has held the shares for at least one (1) year after exercise of the ISO and two (2) years after the date the ISO was granted, the gain, if any, will be treated as long-term capital gain. If a participant sells shares of common stock underlying an ISO in a disqualifying disposition (i.e., within one (1) year after the exercise of the ISO or within two (2) years after the grant of the ISO, regardless of whether the ISO is being exercised with previously acquired shares of common stock), the participant will be treated as receiving compensation, taxable as ordinary income, in the year of the disqualifying disposition in the amount of the difference between the option exercise price and the lesser of the fair market value of the stock on the date of exercise and the sales price of the stock. Any amount recognized as ordinary income upon the exercise of an ISO is added to the option exercise price (or the basis of already owned shares of common stock surrendered to the Company in payment of the option exercise price) in determining the participant’s basis in the shares sold. In addition, in these circumstances, there may be an adjustment in the calculation of the participant’s alternative minimum tax.

      The Company generally is not entitled to a deduction as a result of the grant or exercise of an ISO. However, if the participant recognizes ordinary income as a result of a disqualifying exercise or disposition, the Company is entitled to a deduction of an equivalent amount in the taxable year of the Company in which the disqualifying exercise or disposition occurs, subject to the deduction limitations under Section 162(m) of the Internal Revenue Code.

          Nonqualified Options

      Generally, a plan participant will not realize taxable income at the time a nonqualified option is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a nonqualified option, the participant generally will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option exercise price. At that time, subject to the limitations of Section 162(m) of the Internal Revenue Code, the Company normally will be entitled to a tax deduction in an amount equal to the amount included in income by the participant.

      If a participant pays all or a portion of the option exercise price for a nonqualified option by surrendering previously acquired shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss is recognized upon the surrender to the Company of the previously acquired shares of common stock, and the shares received by the participant equal in number to the surrendered shares will have the same basis and holding period for capital gain or capital loss purposes as the surrendered shares. Shares received by the participant in excess of the number of surrendered shares will have a basis equal to the fair market value of the common stock on the date of exercise and the holding period for capital gains purposes will commence on that date.

      Upon the sale of stock acquired upon exercise of a nonqualified option, the difference between any amount realized upon the sale and the fair market value of the shares at the time of exercise (or the basis of already owned shares of common stock surrendered to the Company in payment of the option exercise price) will be treated as a long or short-term capital gain or capital loss depending on how long the stock has been held.

          Restricted Shares

      A grant of restricted shares generally does not constitute a taxable event for a participant or the Company. However, a participant will be subject to tax, at ordinary income rates, when any restrictions on ownership of the restricted shares lapse. The Company will be entitled to take a commensurate deduction at that time, subject to the deduction limitation under Section 162(m) of the Internal Revenue Code.

      A participant may elect to recognize taxable ordinary income at the time restricted shares are awarded in an amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amount, subject to the deduction limitation under Section 162(m) of the Internal Revenue Code. Future appreciation on the shares will be taxed at the capital gains rate when the shares are sold. However, if, after making such an election, the shares are forfeited, the participant will be unable to claim a deduction.

          Bonus Shares

      A grant of bonus shares will generally result in taxable income to the participant at the time of the grant in the amount of the fair market value of the bonus shares at the time of grant. The Company will normally be entitled to a tax deduction in the same amount, subject to the deduction limitation under Section 162(m) of the Internal Revenue Code.

      Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held company for compensation in excess of $1 million in any taxable year to the chief executive officer or any of the other four most highly compensated officers whose compensation is required to be reported in the summary compensation table of the corporation’s proxy statement. Exceptions are made for, among other things, qualified “performance-based compensation.” Qualified performance-based compensation means compensation paid solely on account of the attainment of objective performance goals, provided that (a) performance goals are established by a compensation committee consisting solely of two or more outside directors; (b) the material terms of the performance-based compensation are disclosed to and approved by shareholders in a separate shareholder vote prior to payment, and (c) prior to payment, the compensation committee certifies that the performance goals were attained and other material terms were satisfied. The plan is designed to conform to Section 162(m). However, the regulations promulgated under that Section are subject to interpretation and compensation received under the plan may not qualify for the exclusion provided thereby.

      In certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other grants in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the participant may be subject to a 20% excise tax and the Company may be denied a tax deduction.

          Q: What vote is required for approval of the 2003 Employee Stock Option Plan?

A: Under the Company’s by-laws and the laws of Connecticut, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required for the adoption of the 2003 Employee Stock Option Plan. Abstentions will have the same effect as votes “against” this proposal.

      The Board of Directors unanimously recommends a vote FOR approval of the 2003 Employee Stock Option Plan.

PROPOSAL NO. 3

APPROVAL OF THE GERBER SCIENTIFIC, INC. NON-EMPLOYEE DIRECTOR’S STOCK GRANT PLAN

Summary Description of the

Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan

      We are asking shareholders to approve the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan (the “Director Stock Grant Plan”). The following summary description of the material features of the Director Stock Grant Plan – presented in a question and answer format – is not intended to be exhaustive, and is qualified by reference to the copy of the plan attached to this proxy statement as Appendix C.

Q:	What is the purpose of the Director Stock Grant Plan?

A: The Director Stock Grant Plan is intended to increase the ownership interest in the Company of non-employee directors, whose services are considered essential to the Company’s growth and prospects, and to provide a further incentive for their continued service as directors of the Company, through the annual grant of shares of the Company’s common stock with a fair market value of $25,000.

Q:	Who is eligible to participate in the Director Stock Grant Plan?

A: Any member of the Board who is not an employee of the Company and has not been an employee of the Company during the preceding twelve months is eligible to participate (and, indeed, automatically participates) in the Director Stock Grant Plan.

Q:	How are shares paid to participants under the Director Stock Grant Plan?

A: Shares are granted annually, but credited to Director Stock Grant Plan participants on a quarterly basis – on the last business day of March, June, September and December of each calendar year. Accordingly, shares with a fair market value of $6,250 (rounded up to the nearest share) are credited to each participant on each such date.

      Receipt of the actual shares is deferred; the Company establishes an account (referred to under the plan as a “deferred shares account”) for each participant to which the shares, together with any dividends payable with respect to such shares, are credited.

Q:	How are dividends, if any, paid on the shares in participants’ deferred shares accounts handled?

A: Participants’ deferred shares accounts will be credited with dividends with respect to shares held in such accounts on the dividend payment date, with the dividends converted to additional shares based on the then fair market value of the Company’s common stock. The number of shares credited to a participant’s deferred shares account is to be derived based on the following formula:

(dividend amount per share) × (the number of shares in the participant’s account)

(fair market value per share on the dividend payment date)

Q:	Do shares issued under the Director Stock Grant Plan have voting rights?

A: No, while the shares are held in a participant’s deferred shares account, such shares have no voting or other rights.

Q:	How many shares of our common stock may be issued under the Director Stock Grant Plan?

A: The total number of shares available for grants under the Director Stock Grant Plan on or after January 1, 2003, is 150,000, subject to proportional anti-dilution adjustment provisions triggered by certain corporate restructuring events, stock dividends or a liquidation of the Company. From September 15, 1999, the date the Director Stock Grant Plan was adopted by the Board, until December 31, 2002, an aggregate of 40,751 shares were granted to non-employee directors under the Director Stock Grant Plan. Shares may be issued from presently authorized but unissued shares, or previously issued shares that were reacquired by the Company, or a combination of such shares.

Q:	When are shares in a participant’s deferred shares account distributed?

A: The shares will be distributed beginning on the first business day of the calendar year immediately following the date a participant ceases to be a director of the Company. A participant is to elect the manner in which shares in his or her deferred shares account are to be distributed among the following alternatives provided under the plan:

•	over a ten-year period;

•	over a period of less than ten years; or

•	in a single installment.

In the event a participant elects to have the shares held in his or her deferred shares account distributed on other than a single installment basis, distributions are to be made in annual installments (one per year), in all cases in an amount equal to the balance of shares then held in the account divided by the number of distribution installments remaining to be made.

      Participants have the right to modify their election from time to time by written notice (referred to in the plan as an “election notice”) to the Company. Any election notice is effective twelve months after receipt. In the event of a change in election, all distributions are to be made in accordance with the most recently effective election notice.

      If no election notice is on file with the Company for at least 12 months at the time of a distribution, the participant’s deferred shares account is to be distributed in a single installment. Notwithstanding any election notice, the Company, in its sole discretion, may at any time elect to distribute the shares in any participant’s deferred shares account in a single installment or over a period of up to ten years, if the Company determines that this is in the best interests of the Company.

      In the event of a participant’s death prior to the expiration of the distribution period, the remaining shares in the participant’s deferred shares account are to be distributed in full to the participant’s beneficiary or estate on the first business day of the next calendar year following the year of the participant’s death.

Q:	What are a participant’s rights to shares held in his or her deferred shares account prior to their distribution?

A: The right of any participant (or his or her beneficiary) to receive a distribution from the participant’s deferred shares account is an unsecured claim against the general assets of the Company.

Q:	Are shares acquired under the Director Stock Grant Plan transferable?

A: Shares acquired under the Director Stock Grant Plan may not be sold or otherwise disposed of except if covered by a registration statement, filed with the SEC in accordance with the Securities Act of 1933, that has been declared effective, or if transferred in a transaction which is exempt from registration under the Act.

Q:	What are the tax implications for the Company of the Director Stock Grant Plan?

A: The Company may deduct amounts credited to any deferred shares account in the year in which shares are distributed to a participant and includible in the participant’s gross income.

Q:	Can the Director Stock Grant Plan be further amended or terminated?

A: Yes. The Board may from time to time amend, modify, suspend or terminate the Director Stock Grant Plan. However, the Board may not materially increase the number of shares authorized for issuance under the plan or make any other material revisions without the approval of the Company’s shareholders. Upon termination of the plan by the Board, distribution of shares in participants’ deferred shares accounts is to be made as described above. No additional credits of shares will be made to the deferred shares accounts following termination of the plan other than dividends credited as described above.

Q:	When will the Director Stock Grant Plan terminate?

A: The Director Stock Grant Plan will terminate on September 14, 2009, unless the Board terminates it earlier. Plan termination will not alter or impair any rights granted under the plan prior to such termination.

Q:	Why is shareholder approval of the Director Stock Grant Plan being sought?

A: The SEC, as of June 30, 2003, granted approval of a NYSE proposed rule change, as amended, that requires shareholder approval of “equity-compensation plans,” as defined in the rule. The provisions of the Director Stock Grant Plan are such that the plan falls within the definition of an “equity-compensation plan.” Although the Director Stock Grant Plan was adopted by the Board prior to the rule’s effectiveness, the transition provisions of the rule stipulate that additional grants under the plan can only be made without shareholder approval for a limited time after the effective date of the rule. Accordingly, the Company is seeking shareholder approval of the Director Stock Grant Plan at this time.

Q:	What vote is required for approval of the Director Stock Grant Plan?

A: The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required for the approval of the Director Stock Grant Plan. Abstentions will have the same effect as votes “against” this proposal.

Q:	Will shares continue to be granted to non-employee directors under the Director Stock Grant Plan if shareholders do not approve the plan?

A: No. If shareholders do not approve the Director Stock Grant Plan at the annual meeting, no further shares will be granted under the plan.

      The Board of Directors unanimously recommends a vote FOR approval of the Director Stock Grant Plan.

PROPOSAL NO. 4

REPEAL CLASSIFIED BOARD

      The Comptroller of the City of New York, as investment advisor and a trustee of the New York City Employees’ Retirement System (the “System”) has notified us that it intends to present the following proposal at the annual meeting. The Comptroller’s address is 1 Centre Street, New York, NY 10007. The System has certified that it owned 20,000 shares of Gerber Scientific, Inc. common stock as of April 16, 2003. In accordance with applicable proxy regulations, the proposed resolution and supporting statement are set forth below.

Shareholder Proposal Repeal Classified Board

      Be It Resolved, that the stockholders of Gerber Scientific, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

Supporting Statement

      We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

      In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

      We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

Response to Shareholder Proposal

      Our Board has considered this proposal on its merits and in light of the favorable vote of roughly 52% of our outstanding voting power with respect to a shareholder proposal to the same effect received at our annual shareholders’ meeting in 2002, which the Board considers a significant expression of shareholder opinion. In response to this vote the Board determined to initiate a process to review and evaluate the Company’s overall governance practices, including whether or not to retain the current classified board structure, and to complete this process by calendar year end 2003. At present, our Board believes that the classified board system is in the best interests of the Company and its shareholders.

Arguments For and Against Staggered Boards

      The empirical evidence on the effect of staggered boards on shareholder value has been characterized as “ambiguous” in a March 2003 report of the Investor Responsibility Research Center (IRRC). In the absence of hard data, the subject of staggered boards is discussed and debated largely on the basis of perception.

      The criticism of staggered or classified boards centers on their serving to entrench management. With most staggered boards divided into three classes with one-third of directors elected each year, dissidents cannot gain control of a board in less than at least two years. This makes winning a contest for board control more time-consuming and difficult to achieve. Opponents of a classified board also contend that, in the absence of a threat of annual elections, directors may lose their sense of accountability to shareholders and govern more in management’s interests than those of the shareholders. In addition, critics also assert that classified boards could hurt shareholder value by creating a barrier to non-consensual tender offers, takeovers or proxy contests that may deprive shareholders of takeover premiums.

      Proponents of staggered terms for directors contend that shareholders benefit from the continuity and stability in corporate governance, which are necessary for the strategic, long-term planning that is the key to delivering shareholder value. In addition, if confronted by an unsolicited takeover proposal, a staggered board can provide a target company with the power to negotiate a better deal for the shareholders.

Our Board’s Position

      All of the above criticisms of staggered boards are rooted in the perception that an unfettered “market for corporate control” is the most effective way to root out underperforming managers and maximize shareholder value. Focusing on this aspect of the analysis, our Board believes that a staggered board serves to further a number of procedural safeguards of benefit to shareholders. The inability of a would-be acquirer to replace the entire Board in a single election provides additional time for the Board to determine the adequacy of a proposed transaction, assess the bidder’s accountability and ability to complete the transaction, seek to negotiate a higher premium, seek additional bidders and consider other options to maximize shareholder value. Our staggered board structure encourages potential acquirers to initiate takeover actions through arm’s-length negotiations with management and our Board. A classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, it positions the Board to act to maximize the value shareholders receive from a potential acquisition.

      Our Board also believes that the “market for corporate control” view overlooks or discounts the several respects in which a staggered board arguably furthers good corporate governance, including:

•	Director independence – Multi-year terms may increase directors’ independence from management. Board members who are in opposition on any particular issue or issues have, in general, less of an immediate threat of not being re-nominated.

•	Long-term focus – The Board, which is a governing body responsible for oversight of the Company’s strategic, long-term planning, should be better equipped to function in that role when its members have multi-year terms.

•	Stability – The Board, management and our shareholders derive a benefit from directors’ familiarity with and knowledge of the Company and its diverse operations, which the Board believes increases with their greater tenure.

      Widely publicized revelations of accounting irregularities and financial fraud in the last few years have prompted enactment of the Sarbanes-Oxley Act of 2002, adoption of SEC rules to implement many of the Act’s provisions and proposed New York Stock Exchange (NYSE) listing standards, largely designed to create key “checks and balances” that serve as the foundation for effective corporate governance. As a result of the new regulatory system, an increased importance has been placed on director independence, at the board and board committee levels. Beyond the independence requirements, SEC rules and proposed NYSE listing standards define and expand the scope of responsibilities of a board’s audit, compensation and nominating and corporate governance committees.

      In view of the foregoing, our Board perceives that some level of continuity of membership – at the Board and Board committee levels – is optimal, and contributes to the effectiveness of the checks and balances that underlie the new regulatory system. Accordingly, our Board believes that, at present, the classified system is in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote AGAINST this proposal.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit and Finance Committee of our Board of Directors (the “Committee”) currently consists of five members: Edward G. Jepsen, William Jerome Vereen, Edward E. Hood, Jr., Donald P. Aiken and Carole F. St. Mark. Each member of the Committee is “independent” under the rules of the New York Stock Exchange as currently in effect. In addition, the Board of Directors deems each of the Committee members to be financially literate and Edward G. Jepsen to be an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K.

      The Committee operates under a written charter. The Committee reviews and evaluates its charter at least annually and reports and makes recommendations to the Nominating and Corporate Governance Committee with respect to any amendments or modifications of the charter. The Nominating and Corporate Governance Committee reviews any proposed changes to the Committee’s charter and makes recommendations to the Board. A copy of the charter, which was amended in July 2003 to address recently adopted legislative and regulatory requirements, can be found at Appendix D to this proxy statement.

      Management is responsible for the Company’s financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and the design and operation of the Company’s system of internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, KPMG LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on such financial statements. The Committee’s responsibility is, in an oversight role, to monitor, oversee and review these processes.

      In connection with the Committee’s responsibilities, the Committee reviewed the Company’s audited financial statements for the fiscal year ended April 30, 2003 and discussed these financial statements with the Company’s management and independent auditors.

      The Committee also reviewed and discussed with the Company’s independent auditors the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended (Communication with Audit Committees).

      The Company’s independent auditors also provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Committee did, in fact, discuss with the Company’s independent auditors the independent auditors’ independence, a discussion that encompassed, among other things, whether the independent auditors’ provision of non-audit related services to the Company is compatible with maintaining such auditors’ independence.

      Based upon the reviews and discussions with management and the independent auditors referred to above, and the receipt of an unqualified opinion from KPMG dated May 28, 2003, the Committee recommended to the Board of Directors that the financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2003 for filing with the Securities and Exchange Commission.

Audit and Finance Committee Edward G. Jepsen, Chair William Jerome Vereen Edward E. Hood, Jr. Donald P. Aiken Carole F. St. Mark

INDEPENDENT AUDITORS

      Upon the recommendation of its Audit and Finance Committee, the Board of Directors has approved the selection and appointment of KPMG LLP to serve as the independent auditors of the Company for the fiscal year ending April 30, 2004. Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from shareholders.

INDEPENDENT AUDITORS’ FEES

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended April 30, 2003 and April 30, 2002, and other services rendered during those periods. Certain amounts for fiscal 2002 have been reclassified to conform to the 2003 presentation.

	2003	2002

Audit fees (1)	$1,036,372	$1,528,563
Audit-related fees (2)	34,309	74,302
Tax fees (3)	171,794	164,966
All other fees (4)	8,767	4,706

Total	$1,251,242	$1,772,537

(1)	Audit fees consisted principally of fees for the audit of the Company’s financial statements included in the Company’s annual report on Form 10-K, review of interim financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted principally of fees for employee benefit plan audits.

(3)	Tax fees consisted principally of fees for tax compliance, tax planning and tax advice. The services for the fees disclosed in this category include tax return preparation, research and technical tax advice.

(4)	All other fees consisted principally of fees for legal services rendered in connection with a matter involving the Company’s operations in Australia.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES RENDERED BY EXTERNAL AUDITORS

      The SEC has adopted a number of rules to strengthen its requirements regarding auditor independence. Effective May 6, 2003, the SEC’s rules require that an audit committee pre-approve all audit, review or attest engagements required under the federal securities laws and permitted non-audit services to be rendered by an accountant to assure that such services do not impair the independence of the accountant. The rules allow for pre-approval either:

•	on a case-by-case basis (i.e., pre-approval of each individual engagement before the accountant is engaged to provide the services); or

•	in accordance with pre-approval policies and procedures, detailed as to the particular services to be provided, established by the audit committee, with the audit committee informed on a timely basis of each service.

In recognition of this requirement, the Audit and Finance Committee’s charter has been amended to include among the Committee’s responsibilities the pre-approval of audit and permitted non-audit services to be performed by the Company’s external auditors on an individual engagement basis. In accordance with applicable SEC rules, the Audit and Finance Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report any pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. Prior to providing such pre-approval, the Audit and Finance Committee or the member(s) delegated by the Committee, as applicable, will review the services, as well as the designated fee levels, and make revisions as deemed appropriate.

OTHER BUSINESS

      The Board of Directors and management do not know of any matters to come before the 2003 annual meeting of shareholders of Gerber Scientific, Inc., other than those set forth in the accompanying notice. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment and in the best interests of the Company.

SHAREHOLDER PROPOSALS FOR 2003 MEETING

      To be included in the proxy statement and form of proxy for the 2004 annual meeting of shareholders, proposals by shareholders must be received no later than April 8, 2004, and must satisfy the conditions established by the SEC. Proposals should be submitted to Corporate Secretary, Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, CT 06074.

      The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the Company’s 2004 annual meeting of shareholders, unless the Company receives notice of such proposals prior to June 22, 2004.

APPENDIX A

GERBER SCIENTIFIC, INC.

83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Directions to Corporate Headquarters of Gerber Scientific, Inc.

From New York City and Southern Connecticut

      Follow I-95 or Hutchinson River Pkwy/ Merritt Pkwy north to I-91. Continue north on 91. As you approach Hartford, exit to the right onto I-84 East (Exit 29). Follow I-84 East to Exit 64/65. Stay in far left lane. At end of ramp turn left. Move immediately into right lane. At second light (not including the light at the end of the exit ramp), turn right into Kelly Road. Follow Kelly Road past Holiday Inn Express. Turn left onto Gerber Road. Follow signs for parking.

From Massachusetts

      Follow Interstate 90 to Interstate 84. Follow I-84 South/ West into Connecticut to Exit 64. Turn left off ramp into Kelly Road. Turn left onto Gerber Road. Follow signs for parking.

From New York State and Western Connecticut

      Follow Routes 44/202, 7 or 8 to Interstate 84 East. Continue on I-84 East through Hartford to Exit 64/65. Stay in far left lane. At end of ramp turn left. Move immediately into right lane. At second light (not including the light at the end of the exit ramp), turn right onto Kelly Road. Follow Kelly Road past Holiday Inn Express. Turn left onto Gerber Road. Follow signs for parking.

A-1

APPENDIX B

GERBER SCIENTIFIC, INC. 2003 EMPLOYEE STOCK OPTION PLAN

ARTICLE 1. DEFINITIONS

1.1	Board shall mean the Board of Directors of the Company.

1.2	Bonus Shares shall mean shares of Common Stock granted to a Participant under Article 8 of this Plan.

1.3	Business Combination shall have the meaning ascribed to such term in Section 1.4 of this Plan.

1.4	Change in Control shall mean:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii)	When individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board immediately prior to the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

1.5	Code shall mean the Internal Revenue Code of 1986, as amended.

1.6	Committee shall mean the Management Development and Compensation Committee of the Board (or any other committee of the Board authorized by the Board to administer this Plan) which shall administer this Plan in accordance with the provisions of Article 5 of this Plan.

1.7	Common Stock shall mean the common stock, $1.00 par value, of the Company.

1.8	Company shall mean Gerber Scientific, Inc., its Subsidiaries and their successors and assigns.

1.9	Effective Date shall have the meaning ascribed to such term in Section 2.2 of this Plan.

1.10	Employee shall mean any employee of the Company or any of its Subsidiaries.

1.11	Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

1.12	Fair Market Value shall mean, as applied to a specific date, the closing price for the Common Stock on the New York Stock Exchange Composite Tape on such date as reported by The Wall Street Journal or such other source as the Committee deems reliable, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded.

1.13	Grant shall mean, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Shares, or Bonus Shares.

1.14	Grant Agreement shall mean the written agreement evidencing the grant of Options, Restricted Shares, and/or Bonus Shares entered into between a Participant and the Company pursuant to this Plan.

1.15	Grant Date shall mean, with respect to a particular Grant, the date as of which such Grant is granted by the Committee pursuant to this Plan.

1.16	Incentive Stock Option shall mean any Option granted under this Plan which the Committee intends (at the time it is granted) to be an Incentive Stock Option within the meaning of Section 422 of the Code.

1.17	Insider Participant shall mean any individual who is selected by the Committee to receive Grants under the Plan and who is subject to the requirements of Section 16(a) of the Exchange Act, and the rules and regulations thereunder.

1.18	Noninsider Participant shall mean any person who is selected by the Committee to receive Grants under the Plan who is not an Insider Participant.

1.19	Nonqualified Option shall mean any Option granted under this Plan which is not an Incentive Stock Option.

1.20	Option shall mean the right of a Participant to purchase shares of Common Stock in accordance with the provisions of this Plan and such term shall include Nonqualified Options and Incentive Stock Options, unless otherwise indicated.

1.21	Option Period shall have the meaning ascribed to such term in Section 6.4 of this Plan.

1.22	Option Price shall mean the price per share of Common Stock to be paid by a Participant upon exercise of an Option, as stated in the Grant Agreement.

1.23	Participant shall mean any Employee who satisfies the eligibility requirements of Article 3 of this Plan and who is selected by the Committee to receive a Grant under this Plan.

1.24	Permanent Disability shall mean “permanent and total disability” as provided in Section 22(e)(3) of the Code.

1.25	Plan shall mean the Gerber Scientific, Inc. 2003 Employee Stock Option Plan and any amendments thereto.

1.26	Restricted Shares shall mean shares of Common Stock granted to a Participant under Article 7 of this Plan that are subject to restrictions and to a risk of forfeiture.

1.27	Retirement shall mean termination of employment, for reasons other than Permanent Disability or death: (1) at any time on or after the Participant’s normal retirement age pursuant to the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan or any successor thereto (the “Pension Plan”), or (2) if the Company does not maintain a pension or retirement plan, at any time on or after the Participant’s sixty-fifth birthday.

1.28	Subsidiary shall mean any corporation or other business entity in which the Company directly or indirectly owns fifty percent or more of the outstanding voting stock or other ownership interest.

ARTICLE 2. PURPOSE; EFFECTIVE DATE

2.1	Purpose. The purpose of this Plan is to offer as an additional incentive to the officers and other key Employees who are the most responsible for the growth and success of the Company and its Subsidiaries, the opportunity to increase their proprietary interest in the Company under conditions which will encourage their continued employment in the service of the Company or its Subsidiaries and to recognize and reward their contribution to creating shareholder value.

2.2	Effective Date. The Plan shall become effective upon Board adoption of the Plan (the “Effective Date”), provided that the Plan is approved by the shareholders of the Company within twelve (12) months before or after the date of such adoption. No Incentive Stock Options, Nonqualified Options, Restricted Shares, or Bonus Shares shall be granted under this Plan unless and until the Plan is approved by shareholders nor after the expiration of ten (10) years from the date the Plan is adopted by the Board.

ARTICLE 3. ELIGIBILITY

3.1	Persons Eligible. Grants may be made only to Employees who are key Employees (which term shall be deemed to include officers) who on the grant date (i) are employed by the Company or any of its Subsidiaries and (ii) have managerial, supervisory, professional, scientific, engineering or similar responsibilities. A Director of the Company or any Subsidiary who is not also an Employee shall not be eligible to receive a Grant. During the term of this Plan, Grants may be made to eligible Employees whether or not they hold or have held Grants under this Plan or Options under previously adopted plans.

The Committee shall determine, in its sole discretion, who is a key Employee and its decision shall be final, binding and conclusive.

ARTICLE 4. COMMON STOCK COVERED BY THE PLAN

4.1	Plan Maximums. Subject to adjustment as provided in Section 4.4 of this Plan, the aggregate number of shares of Common Stock with respect to which Options, Restricted Shares and Bonus Shares may be granted under this Plan shall be 900,000 shares and the aggregate number of Restricted Shares and/or Bonus Shares which may be granted under this Plan shall be 450,000. In addition, if any Restricted Share, Bonus Share or Option expires, is terminated unexercised, is forfeited, or is surrendered or is otherwise withheld to pay the exercise price of Options or other awards issued under this Plan or to satisfy the tax withholding obligations under these awards, then such Restricted Share, Bonus Share and/or the number of shares of Common Stock covered by such Option shall again be available for grant under this Plan.

4.2	Limitation on Grants Per Participant. The maximum number of shares of Common Stock with respect to which Options, Restricted Shares and Bonus Shares may be granted under this Plan to any Participant shall not exceed 120,000 shares in any two-year period, subject to adjustment as provided in Section 4.4 hereunder.

4.3	Source of Shares. The shares to be issued under this Plan shall be authorized but unissued shares of Common Stock.

4.4	Adjustments to Grants. In the event of any merger, consolidation, stock split, stock dividend, reverse stock split, recapitalization, combination, exchange of shares, liquidation, split-up, split-off or other similar change in capitalization, or any distribution to stockholders, other than regular cash dividends, or any other event for which the Committee believes an adjustment is appropriate, the Committee shall make appropriate adjustment in the number, price and/or kind of securities authorized by the Plan (including appropriate adjustment to the maximum number of Restricted Shares and Bonus Shares that may be granted under the Plan and the maximum number of shares of Common Stock with respect to which Options, Restricted Shares and/or Bonus Shares may be granted under the Plan to any participant in any two year period) and in any outstanding Options and/or Restricted Shares theretofore granted under the Plan, provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Upon the occurrence of any such event, the Committee may also (or in lieu of any of the foregoing adjustments) make such other adjustments as it shall consider appropriate to preserve the benefits or potential benefits intended to be made available to Participants. Options granted pursuant to the Plan and described as Incentive Stock Options shall not be adjusted in a manner that causes the Options to fail to continue to qualify as Incentive Stock Options without the Participant’s consent. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options or Restricted Shares.

ARTICLE 5. ADMINISTRATION OF THE PLAN

5.1	Committee. The Plan shall be administered by the Committee.

5.2	Powers of the Committee. The Committee may interpret this Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and make such other determinations under, and interpretations of, this Plan, and take such other action, as it deems necessary or advisable. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive upon all parties.

5.3	Action by the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authority to hold Committee meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.4	Discretion to Determine Grants. Subject to the provisions of this Plan, the Committee shall have the authority in its sole discretion from time to time to:

(a)	determine and designate those key Employees to whom Grants are to be made;

(b)	authorize and make Grants;

(c)	determine the number of Options granted pursuant to any Grant Agreement and the number of shares of Common Stock subject to each Option, the Option Price thereof, and whether the Options covered thereby are Incentive Stock Options or Nonqualified Stock Options; provided, however, that repricing of Options shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its Option Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) canceling an Option at a time when its Option Price is equal to or greater than the Fair Market Value of the underlying Common Stock in exchange for another Option, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a Change in Control. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(d)	determine the number of Restricted Shares granted to any Participant;

(e)	determine the number of Bonus Shares granted to any Participant;

(f)	determine the time or times when and the manner in which each Option shall be exercisable;

(g)	establish the criteria for the vesting and/or acceleration of the vesting of Grants;

(h)	determine the duration of the Option Period for each Option;

(i)	determine the terms, conditions and restrictions on Restricted Shares including terms and conditions relating to the disposition or transfer of such Restricted Shares and the forfeitability of such Restricted Shares;

(j)	determine the terms, conditions and restrictions, if any, on Bonus Shares; and

(k)	make all other determinations deemed necessary or advisable for the administration of this Plan. In making these determinations, the Committee may take into account the nature of the services rendered by respective Employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

The Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company as a period of employment of such Participant by the Company, for purposes of accrual of his rights under his Grants.

5.5	Indemnification. Current and past members of the Board or Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company’s written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member’s lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such member may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.

5.6	Reliance. Each member of the Board or of the Committee, and each officer and Employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of this Plan by any appropriate person or persons. In no event shall any current or past member of the Board or the Committee, or any officer or Employee of the Company, be held liable for any interpretation, construction or determination made or other action taken or any omission to act in connection with the Plan (or with any Grant Agreement), if made or taken in good faith.

5.7	Agents. In administering this Plan, the Committee may employ accountants and counsel and other persons to assist or render advice to it, all at the expense of the Company.

ARTICLE 6. TERMS AND CONDITIONS OF OPTIONS

      Each Option granted under this Plan shall be subject to the following terms and conditions:

6.1	Grant Agreement. A proper officer of the Company as designated by the Committee and each Participant shall execute a Grant Agreement which shall be in the form approved by the Committee and shall set forth the Grant Date of the Option, the total number of shares of Common Stock subject to the Option to which such Grant Agreement pertains, the Option Price, whether it is a Nonqualified Option or an Incentive Stock Option, the time or times when the Option vests and becomes exercisable, the duration of the Option Period, and such other terms, conditions, restrictions, and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions, and provisions of this Plan.

6.2	Option Price

(a)	Incentive Stock Options. The price per share of Common Stock subject to an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date of such Incentive Stock Option, except as provided in Section 6.8(c) below.

(b)	Nonqualified Options. The price per share of Common Stock subject to a Nonqualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of the Company’s Common Stock on the Grant Date of such Nonqualified Option.

6.3	Vesting and Exercise of Options.

(a)	Except as otherwise provided in this Article 6 of this Plan, an Option granted hereunder shall vest and become exercisable at such times, under such conditions, and in such manner as the Committee shall determine and specify in the Grant Agreement. Pursuant to the terms of the Grant Agreement or otherwise, the Committee may exercise discretion to change the date on which an outstanding Option vests and becomes exercisable; provided, however, that a vesting date designated in a Grant Agreement may not be changed to a later date without the consent of the Participant.

(b)	Upon vesting of an Option, the Option may be exercised in whole or in part, but only with respect to whole shares of Common Stock, during the Option Period determined in accordance with Sections 6.4 through 6.6. An Option shall be exercised by (i) written notice to the Committee of the intent to exercise the Option with respect to a specified number of shares of Common Stock and (ii) payment for such shares as specified in Section 6.7 of this Plan.

6.4	Option Period. Each Grant Agreement shall specify the period during which an Option may be exercised (the “Option Period”) and shall provide that the Option shall expire at the end of such Option Period. However, in no event shall an Option granted under this Plan be exercisable later than ten (10) years from the Grant Date. Subject to the terms of Section 6.6 of this Plan, an Option granted pursuant hereto may be exercised only while a Participant remains employed by the Company or its Subsidiaries.

6.5	Accelerated Vesting in the Event of Death, Permanent Disability, Retirement, or Change in Control.

(a)	An Option granted under this Plan that is not fully vested and exercisable as of the date the Participant terminates his employment with the Company because of his death or Permanent Disability shall become fully vested and immediately exercisable on such date and may be exercised as provided in Section 6.6.

(b)	In the event of termination of employment due to Retirement, an Option or part thereof, to the extent it would vest and become exercisable within two (2) years from the date of Retirement, shall vest and become immediately exercisable upon the Participant’s termination of employment and may be exercised by the Participant as provided in Section 6.6.

(c)	In the event of a Change in Control of the Company, as defined in Section 1.4, all unexercised outstanding Options under this Plan shall vest and become immediately exercisable in full and may be exercised at any time on and after the date of such Change in Control, provided that any such Options are exercised within the applicable Option Period determined in accordance with Sections 6.4 and 6.6 of this Plan, except that in the case of a Change in Control by reason of a Business Combination such Options shall become exercisable and may be exercised as of the effective date of such Business Combination and, if not exercised, shall expire on such date. Notwithstanding the foregoing, in the event of a Change in Control by reason of a Business Combination, the expiration of an unexercised Option as of the effective date of such event shall occur only if the Participant has received notice by registered or certified mail, return receipt requested, of such proposed event not less than twenty (20) business days in advance of the effective date of the proposed event.

6.6	Exercise in the Event of Death, Permanent Disability, Retirement, or Termination of Employment.

(a)	In the event of termination of employment due to death or Permanent Disability, any Option or part thereof held by such Participant may be exercised within one (1) year following the date of death or Permanent Disability, as the case may be, but in no event any later than the expiration date of the Option determined under Section 6.4. In the event of the Participant’s death within one (1) year following termination of employment by reason of Retirement or Permanent Disability, the Option may be exercised within one (1) year following the date of death, but in no event any later than the expiration date of the Option determined under Section 6.4.

(b)	Retirement. In the event of termination of employment due to Retirement, an Option or part thereof, to the extent it is exercisable or becomes exercisable in accordance with Section 6.5(b), may be exercised at any time prior to the earlier of (i) the expiration date of the Option determined under Section 6.4, or (ii) one (1) year following the date of Retirement.

(c)	Termination of Employment for Reasons Other than Death, Permanent Disability or Retirement. In the event of the Participant’s termination from employment by reason other than death, Permanent Disability or Retirement, an Option held by such Participant may be exercised, only to the extent it was exercisable on the date of such termination, at any time prior to the earlier of (i) the expiration date of the Option determined under Section 6.4, or (ii) thirty (30) days from the date of such termination, unless the Participant’s employment is terminated as a result of fraud or other gross misconduct on the part of the Participant (the existence of which shall be determined by the Committee in its sole discretion), in which case such Option shall terminate on the date of such termination of employment. Notwithstanding the foregoing, the Committee, in the exercise of its discretion, may extend such 30-day period, but in no event shall such period be extended beyond the expiration date of the Option determined under Section 6.4.

6.7	Payment of Option Price. No shares of Common Stock shall be issued to any Participant upon exercise of an Option until full payment of the purchase price has been made to the Company and the Participant has remitted to the Company the required federal and state withholding taxes, if any. A Participant exercising an Option shall obtain no rights as a stockholder of the Company until certificates for the shares of Common Stock purchased under such Option are issued to the Participant. At the election of the Participant, payment of the purchase price and/or applicable withholding taxes, if any, may be made in whole, or in part, in shares of Common Stock owned by the Participant for more than six (6) months, excluding Restricted Shares, pursuant to such terms and conditions as may be established from time to time by the Committee. To the extent permitted by applicable law, Participants may simultaneously exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares and all applicable withholding taxes. If any such payment is made in shares of Common Stock, such stock shall be valued at one-hundred percent (100%) of Fair Market Value on the day a Participant exercises his or her Option. If the Committee so determines, a Participant need not surrender shares of Common Stock as payment and the Company may, upon the giving of satisfactory evidence of ownership of said shares of Common Stock by Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the purchase price and applicable withholding taxes. Such form of evidence shall be determined by the Committee.

6.8	Additional Terms Applicable to Incentive Stock Options. All Options issued under this Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 6.1 through 6.7 above, to those terms contained in this Section 6.8.

(a)	Special Limitation on Incentive Stock Option Grants. Except as provided in Section 6.8(b) of this Plan, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock (and stock of a Subsidiary) with respect to which Incentive Stock Options granted under this Plan and stock options that satisfy the requirements of Section 422 of the Code granted under any other stock option plan or plans maintained by the Company (or any Subsidiary) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 for such year. The foregoing limitation shall not take into account stock options which, by their terms, provide that they shall not be treated as incentive stock options.

(b)	Special Limitation on Incentive Stock Option Treatment.

(i)	In General. To the extent that, as a result of the rules described in Section 6.5 or otherwise, the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options granted to a Participant are exercisable for the first time during any calendar year exceeds $100,000, such Options shall not be treated as Incentive Stock Options or otherwise as stock options which satisfy the requirements of Section 422 of the Code.

(ii)	Ordering Rule. Clause (i) shall be applied by taking Incentive Stock Options into account in the order that they were granted.

(iii)	Allocation Rule. If a single otherwise-qualifying Incentive Stock Option causes the aggregate Fair Market Value of all Common Stock with respect to which the Participant has been granted Incentive Stock Options exercisable for the first time during any calendar year to exceed $100,000, the Option will be treated in part as an Incentive Stock Option and in part as a Nonqualified Option. In such a case, the Company may designate which Common Stock acquired by such Option is to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate (or certificates) for such stock and identifying such certificate (or certificates) as Incentive Stock Option stock in its stock transfer records. In the absence of such a designation, an equal proportion of each share of Common Stock acquired pursuant to such Option shall be treated as if acquired pursuant to the exercise of a Nonqualified Option.

(iv)	Special Definitions. For purposes of this subsection (b), stock options granted to a Participant under any other stock option plan or plans maintained by the Company (or any Subsidiary) that satisfy the requirements of Section 422 of the Code shall be included within the term Incentive Stock Options, stock of a Subsidiary shall be included within the term Common Stock, and options which, by their terms, provide that they shall not be treated as incentive stock options shall not be taken into account.

(c)	Limits on Ten Percent Shareholders. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company or any Subsidiary, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined in accordance with

Sections 6.4 through 6.6 or the expiration of five (5) years from the Grant Date of such Incentive Stock Option.

(d)	Federal Income Tax Treatment. A share of Common Stock transferred to a Participant pursuant to his exercise of an Incentive Stock Option shall not be treated as a share transferred pursuant to the exercise of an Incentive Stock Option for federal income tax purposes unless (i) no disposition of such share is made by the Participant within two (2) years from the Grant Date of the Incentive Stock Option nor within one (1) year after the transfer of such share to the Participant, and (ii) at all times during the period beginning on the Grant Date of the Incentive Stock Option and ending on the day three (3) months before the date of exercise of the Incentive Stock Option, the Participant was an Employee of either the Company, a parent of the Company or any Subsidiary. Notwithstanding Section 6.8(d)(ii), an Incentive Stock Option that is exercised within twelve (12) months after the Participant’s employment ceases as a result of death shall continue to be treated as an Incentive Stock Option and an Incentive Stock Option that is exercised within twelve (12) months after the Participant’s employment ceases as a result of a Permanent Disability shall continue to be treated as an Incentive Stock Option. In addition, Section 6.8(d)(i) shall not apply to an Incentive Stock Option exercised after the death of the Participant.

(e)	Notice of Disposition; Withholding; Escrow. A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 422 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the Grant Date of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of, and the price at which such shares were disposed. The Company or any Subsidiary shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 6.8(e).

ARTICLE 7. RESTRICTED SHARES

7.1	Restricted Shares. The Committee is authorized to grant Restricted Shares to Participants on the following terms and conditions:

(a)	Grant and Restrictions. Restricted Shares shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine on the Grant Date or thereafter. Except to the extent restricted under any Grant Agreement relating to the Restricted Shares, a Participant granted Restricted Shares shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restriction period applicable to the Restricted Shares, the Restricted Shares may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(b)	Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment during the applicable restriction period, Restricted Shares held by the Participant that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Shares.

(c)	Certificates for Restricted Shares. Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(d)	Dividends and Splits. As a condition to a Grant of Restricted Shares, the Committee may require that any cash dividends paid on a share of Restricted Shares be automatically reinvested in additional shares of Restricted Shares or applied to the purchase of additional Restricted Shares under this Plan. Unless otherwise determined by the Committee, shares of Common Stock distributed as a dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such shares of Common Stock or other property have been distributed.

(e)	Effect of Change in Control. Unless the Committee shall determine otherwise at the time of a Restricted Share Grant, any restriction periods and restrictions imposed on Restricted Shares under this Plan shall lapse upon a Change in Control and within ten (10) business days the certificates representing the Restricted Shares, without any such restrictions, shall be delivered to the applicable Participant.

ARTICLE 8. BONUS SHARES AND OTHER GRANTS

8.1	Bonus Shares and Grants in Lieu of Obligations. The Committee is authorized to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other Grants in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements (“Bonus Shares”) to employees. Bonus Shares or Grants made hereunder shall be subject to such other terms as shall be determined by the Committee.

ARTICLE 9. AMENDMENT AND TERMINATION

9.1	Amendment. The Committee, from time to time and without further approval of the shareholders, may amend this Plan in such respects as the Committee may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (a) materially increase the benefits accruing to Insider Participants; (b) materially increase the number of securities which may be issued under this Plan to Insider Participants; or (c) materially modify the requirements as to eligibility for participation in this Plan to add a class of Insider Participants; provided, further, that any increase in the number of shares available under this Plan and any change in the designation of the group of Employees eligible to receive Incentive Stock Options under this Plan shall be subject to shareholder approval in accordance with Section 422 of the Code. No amendment shall, without the Participant’s (or beneficiary’s) consent, alter or impair any of the rights or obligations under any Grant previously made to him under this Plan.

9.2	Termination. Unless terminated sooner, this Plan shall remain in effect for ten (10) years ending on the tenth anniversary of Board adoption of the Plan, and subject to the provisions of Section 2.2 hereof, thereafter for so long as Grants made under this Plan prior to the date of termination remain outstanding. The Board, without further approval of the shareholders, may terminate this Plan at any time, but no termination shall, without the Participant’s (or beneficiary’s) consent, alter or impair any of the rights under any Grant previously made to him under this Plan.

ARTICLE 10. MISCELLANEOUS PROVISIONS

10.1	No Rights as a Shareholder. No Participant shall have any rights as a shareholder with respect to any shares of Common Stock subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares. Holders of Restricted Shares, however, shall have the rights as a shareholder set forth in Article 7 of this Plan with regard to such Restricted Shares.

10.2	No Rights to Continued Employment. Neither this Plan nor any Grant made under this Plan shall confer upon any Participant any right with respect to continued employment by the Company, nor shall they interfere in any way with the right of the Company, or the right of the Participant, to terminate the employment of the Participant at any time.

10.3	Compliance With Other Laws and Regulations. The Plan, the making of Grants, the exercise of Options, and the obligation of the Company to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals as may be required by any government or regulatory agency. The Company shall not be required to issue or deliver any certificates for shares of Common Stock under this Plan prior to (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10.4	No Right to Options, Restricted Shares or Bonus Shares. The making of any Grant pursuant to this Plan shall be entirely in the discretion of the Committee. The adoption of this Plan shall not be deemed to give any person any right to a Grant, except to the extent and upon such terms and conditions as may be determined by the Committee.

10.5	Withholding. It shall be a condition of a Participant’s right (a) to exercise Options granted hereunder, (b) to receive any Restricted Shares granted hereunder, and/or (c) to receive Bonus Shares, that the Participant shall, at the option of the Committee, pay, surrender shares, consent to the withholding by the Company of, or make other provision satisfactory to the Company for the payment of, any federal, state or other taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to such Options or as relates to such Restricted Shares or Bonus Shares. The Company is authorized to pay any such federal, state or other taxes resulting from the exercise of an Option or the grant of Restricted Shares or Bonus Shares, by withholding from the number of shares of Common Stock otherwise issuable upon such exercise and/or from the number of shares of Restricted Shares or Bonus Shares otherwise issuable to the Participant, such number of shares that, based on the Fair Market Value of the shares on the date the Option is exercised or the date that Restricted Shares or Bonus Shares are granted (or with respect to Restricted Shares, at the Company’s election, based on the Fair Market Value of shares on the date the restrictions lapse), will satisfy such federal, state or other tax.

10.6	Nontransferability of Grants; Restrictions on Transferability of Shares. Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may grant Options (other than Incentive Stock Options) that can be transferred by gift to or for the benefit of family members of the Participants or that can be transferred without consideration to a trust established by the Participant for his beneficiaries.

The designation of a beneficiary shall not constitute a transfer. During the lifetime of the Participant, an Option shall be exercisable only by such Participant or, if the Participant is legally incompetent, by the Participant’s guardian or legal representative, or, if transferred pursuant to a transfer permitted above, by the transferee of such Participant.

The Committee may also impose such restrictions on the transfer of any Restricted Shares, Bonus Shares and any shares of Common Stock acquired pursuant to the exercise of an Option under this Plan as it may deem advisable, including, without limitation, restrictions pursuant to the federal securities laws or any blue sky or other state securities laws, or under the requirements of any stock exchange upon which such shares of Common Stock are then listed.

10.7	Investment Representation. Each Grant Agreement evidencing the grant of an Option, Restricted Shares or Bonus Shares shall provide that, upon demand by the Committee, the Participant (or his beneficiary, guardian, legal representative or transferee, as applicable) shall deliver to the Committee at the time any Grant is made under this Plan and/or at the time an Option, or any portion of an Option, is exercised, such written representations with respect to the shares to be acquired upon such Grant and/or exercise as the Committee may deem necessary to satisfy the requirements of federal or state securities law. Delivery of such representations as may be requested by the Committee pursuant to this Section 10.7 shall be a condition precedent to the right of the Participant (or such other person) to receive and/or purchase any shares of Common Stock under this Plan.

10.8	Designation of Beneficiary. Each Participant may, from time to time, designate any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid or transferred in case of his death prior to the distribution of all benefits due the Participant under this Plan. Such beneficiary shall be entitled to exercise any Option that is or becomes vested upon the death of the Participant, subject to the terms hereof. Each designation shall revoke all prior designations, shall be in the form prescribed by the Committee, and will be effective only when filed by the Participant with the Committee. In the absence of any such designation at the time of the Participant’s death, all outstanding Grants made to the Participant under this Plan that have not previously been transferred as permitted in Section 10.6 above shall be transferred, and all benefits due the Participant under this Plan shall be distributed, to his estate. With respect to all outstanding Grants to the Participant under this Plan that have previously been transferred as permitted in Section 10.6 above, all benefits due the transferee under this Plan shall be distributed to such transferee.

10.9	Headings. Any headings preceding the text of the sections of this Plan are inserted for convenience of reference only, and shall neither constitute a part of this Plan nor affect its meaning, construction, or effect.

10.10	Governing Law. All rights under this Plan shall be governed by and construed in accordance with the internal laws of the State of Connecticut without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

10.11	Pronouns. The use of the masculine gender shall be extended to include the feminine gender wherever appropriate.

10.12	Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

APPENDIX C

GERBER SCIENTIFIC, INC.

NON-EMPLOYEE DIRECTOR’S STOCK GRANT PLAN (the “Plan”)

      The purpose of the Non-Employee Director’s Stock Grant Plan (the “Plan”) is to increase the ownership interest in the Company of non-employee Directors whose services are considered essential to the Company’s growth and progress and to provide a further incentive to serve as a Director of the Company.

      The Plan provides an annual grant of Shares of the Company’s common stock, $1.00 par value (“Shares”), equal to $25,000 per year to non-employee members of the Board of Directors of the Company. Shares will be credited quarterly. Receipt of the Shares will be deferred in accordance with the provisions of this Plan.

      Eligibility. Any member of the Board who is not an employee of the Company and has not been an employee during the preceding twelve (12) months shall participate in the Plan.

      Accounting. The Company will establish a deferred Shares account (“Deferred Shares Account”) for each non-employee Director and will furnish each non-employee Director with quarterly statements of the Shares credited to his/her Deferred Shares Account.

      Shares and dividends credited to a Deferred Shares Account will be recorded by the Company as current operating expenses, and an unfunded liability for such amounts will be accrued. The amounts credited to a Deferred Shares Account will not be deductible on the Company’s income tax returns in the year accrued. The Company may deduct the amount credited to a Deferred Shares Account in the year in which it is distributed from the Deferred Shares Account and includable in the recipient’s gross income.

      Credited Shares. $6,250 worth of Shares (rounded to the nearest one-hundredth of a Share) will be credited quarterly on the last business day of March, June, September, and December to the non-employee Director’s Deferred Shares Account, using the fair market value of the Shares on such date. For purposes of this Plan, fair market value shall mean, as applied to a specific date, the closing price for the Shares on such date as reported in the New York Stock Exchange-Composite Transactions by The Wall Street Journal, or such other source as may provide this information, or if no Shares were traded on such date, on the next preceding day on which Shares were so traded (“Fair Market Value”).

      Credited Dividends. A non-employee Director’s Deferred Shares Account will be credited with dividends on the dividend payment date and converted to additional Deferred Shares based on the then Fair Market Value. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Deferred Shares Account as of the record date and dividing the product by the Fair Market Value per Share on the dividend payment date.

      Shares Subject to the Plan. Subject to adjustment as hereinafter provided, the total number of Shares available for grants under the Plan on and after January 1, 2003 shall be 150,000. Shares shall be made available from presently authorized but unissued Shares or authorized and issued Shares reacquired by the Company and held by the Company as treasury stock, or a combination thereof. In no event shall the Company be required to issue fractional Shares under the Plan. Whenever under the terms of the Plan a fractional Share would otherwise be required to be issued, there shall be paid in lieu thereof one full Share.

      Adjustments. In the event of any change in the Shares through merger, consolidation, stock split, stock dividend, reverse stock split, recapitalization, combination, exchange of Shares, liquidation, split-up, split-off, or the like, an appropriate adjustment shall be made in the Shares held in the non-employee Director’s Deferred Shares Account.

      Shareholder Rights. Except as expressly provided herein, the Shares credited to the non-employee Director’s Deferred Shares Account shall confer no voting or other rights upon the non-employee Director as a shareholder of the Company or otherwise, with respect to such Shares, but shall confer only the right to receive such credited Shares as and when provided under the terms of this Plan.

      Restrictions on Transfer. Shares acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under said Act. All certificates evidencing Shares issued pursuant to the Plan may bear an appropriate legend evidencing any such transfer restriction. The Company may require each person receiving Shares under the Plan to represent in writing that such person is acquiring the Shares for his or her own account for investment purposes only and without a view to the distribution thereof.

      Amendment. The Board, from time to time and without the approval of the shareholders, may amend this Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (a) materially increase the number of securities which may be issued under this Plan; or (b) constitute a “material revision” of the Plan as that term is defined by Section 303A(8) of the New York Stock Exchange’s Listed Company Manual. No amendment shall, without the participant’s (or beneficiary’s) consent, alter or impair any of the rights under any grant previously made to such participant under this Plan.

      Termination. The Board, without further approval of the shareholders, may terminate this Plan at any time, but unless terminated earlier, this Plan shall terminate on September 14, 2009. No termination shall, without the participant’s (or beneficiary’s) consent, alter or impair any of the rights under any grant previously made to such participant under this Plan.

      Election. A non-employee Director shall select the period over which Shares in the Deferred Shares Account are distributed: (a) over a ten (10) year period; (b) over a period less than ten (10) years; or (c) in a single installment. Installment distributions will be made on an annual basis (one payment per year) and will be calculated by dividing the balance in the non-employee Director’s Deferred Shares Account immediately before the distribution by the number of installments remaining to be paid.

      An election notice (“Election Notice”) shall be delivered to the Board by each non-employee Director. The Election Notice will continue in effect until modified in writing by a subsequent Notice to the Company by the non-employee Director. Each new Election Notice shall apply to future deferrals and any existing balances in the non-employee Directors Deferred Shares Account and must be on file for twelve (12) months before it is effective. If no Election Notice has been on file at least twelve (12) months at the time of distribution, the non-employee Director’s Deferred Shares Account shall be distributed in a single installment.

      Distribution. The Shares in a non-employee Director’s Deferred Shares Account shall be distributed beginning the first business day of the calendar year immediately following the date a non-employee Director ceases to be a Director of the Company, in accordance with the non-employee Director’s Election Notice as on file with the Company. The Deferred Shares Account will be paid out in full Shares. Fractional Shares totaling less than a full Share will be rounded upwards to the next full Share.

      Distribution Upon Death. A non-employee Director shall name a beneficiary or beneficiaries to receive any undistributed Shares credited to the Director’s Deferred Shares Account at the time of the non-employee Director’s death. Each designation shall revoke all prior designations. Each designation shall be made on a beneficiary designation form (“Beneficiary Designation Form”) filed by the non-employee Director with the Board.

      Upon the death of a Director (or upon the death of a former Director during any distribution period) prior to the expiration of the distribution period, the remaining Deferred Shares Account shall be distributed in full on the first business day of the next calendar year following the year of death to the non-employee Director’s beneficiary, or if a beneficiary shall have predeceased the non-employee Director or if a beneficiary has not been designated, to the non-employee Director’s estate in accordance with the applicable laws of will and descent.

      Withholding. The Company retains the right to deduct and withhold from any Deferred Shares or credited dividends due hereunder all sums which it may be required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever.

      Termination of Directorship. A non-employee Director’s directorship shall be deemed to have terminated at the close of business on the day on which the non-employee Director ceases to be a member of the Board for any reason including resignation, removal, failure to be re-elected, or death.

      Notwithstanding the non-employee Director’s Election Notice, the Company, in its sole discretion, may at any time elect to distribute the non-employee Director’s Deferred Shares Account in a single installment or over a period of up to ten (10) years, if it determines that such action is in the best interests of the Company.

      Rights Unsecured. The right of a non-employee Director or the beneficiary or beneficiaries of the non-employee Director to receive a distribution from a Deferred Shares Account shall be an unsecured claim against the general assets of the Company, and neither the non-employee Director nor the beneficiary shall have any rights in or against any Shares credited to the non-employee Director’s Deferred Shares Account or any other specific assets of the Company. Nothing contained herein shall be deemed to create a trust of any kind. All amounts credited to a Deferred Shares Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. The right of a non-employee Director or beneficiary to the payment of Shares in a Deferred Shares Account shall not be assigned, transferred, or pledged in whole or in part.

      Notices. Any notice or election required or permitted to be given shall be in writing and shall be deemed to be filed (a) on the date it is personally delivered to the Board; or (b) three (3) business days after it is sent by registered or certified mail, addressed to the Board.

      Governing Law. All rights under this Plan shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

APPENDIX D

GERBER SCIENTIFIC, INC.

Charter of the

Audit and Finance Committee
(Last amended July 24, 2003)

      This charter governs the operations of the Audit and Finance Committee (the “A&FC”) of the Board of Directors (the “Board”) of Gerber Scientific, Inc. (the “Company”).

Composition of the A&FC

      The A&FC shall consist of three or more directors, as determined by the Board of Directors. Each member of the A&FC shall be (i) independent, in accordance with applicable rules of the Securities and Exchange Commission (SEC) and applicable New York Stock Exchange (NYSE) listing standards; and (ii) financially literate, as such qualification is interpreted by the Board in its business judgment. In addition, at least one member of the A&FC shall have accounting or related financial management expertise, as the Board shall interpret such qualification in its business judgment. There shall be a presumption that a person who satisfies the definition of “audit committee financial expert” set out in Item 401(h) of Regulation S-K has accounting or related financial management expertise.

      The Board, by majority vote and taking into consideration the recommendation of the Nominating and Corporate Governance Committee, shall appoint each member of the A&FC, and from such members so appointed, appoint a chairperson of the A&FC. Ordinarily, such appointments will take place at the regular meeting of the Board held on or about the date of the annual shareholders’ meeting. The members of the A&FC shall serve until their successors are appointed and qualified. The Board shall have the power at any time to change the membership of the A&FC and to fill vacancies on it, subject to new member(s) satisfying the above requirements.

Meetings

      The A&FC shall meet at such times as it deems necessary to fulfill its responsibilities, but no less than four times annually. A majority of the A&FC members will constitute a quorum. The A&FC shall have the authority to act on the affirmative vote of a majority of the members present at a meeting at which a quorum is present, and such act will be the act of the A&FC. The minutes of A&FC meetings shall be filed in the records of the Company.

      Regular meetings of the A&FC shall be called according to the schedule for the year approved by the A&FC. Special meetings of the A&FC may be called by the A&FC chairperson, a majority of the members of the A&FC, the Board chairperson, or by a majority of the Board. Meetings may, at the discretion of the A&FC, include members of the Company’s management, independent consultants, and such other persons as the A&FC or its chairperson may determine.

      The Company shall designate a person to act as management liaison to the A&FC who shall work with the A&FC chairperson, the Company’s financial officers, the internal audit staff and the external auditors to prepare an agenda for regularly scheduled meetings and develop an agenda for special meetings based on the information supplied by the party or parties requesting the special meeting. That person shall coordinate and be responsible for all mailings to the A&FC members and shall be responsible for recording accurate minutes of all A&FC meetings and distributing them to the A&FC members.

Purpose/ Principal Functions

      The A&FC shall assist the Board of Directors in fulfilling its financial reporting oversight role by monitoring:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s system of internal control over financial reporting and the performance of the Company’s internal audit function;

•	the external auditors’ qualifications, independence and performance; and

•	the Company’s compliance with legal and regulatory requirements.

      In furtherance of the above objectives, the A&FC shall provide an open avenue of communication between the Company’s management, internal audit staff, external auditors and the Board. This communication shall include private executive sessions, at least annually, with each of these constituencies.

Responsibilities

      The A&FC is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the A&FC and this charter. The A&FC may delegate some or all of its authority to subcommittees formed by the A&FC when it deems appropriate. Without limiting the generality of the preceding statements, the A&FC shall have authority (including budgetary and fiscal authority), and is entrusted with responsibility, for the following:

          Financial Reporting

•	Review and discuss with the external auditors, management and the Company’s internal audit staff the Company’s audited annual financial statements that are to be included in the Company’s annual report on Form 10-K, and determine whether to recommend to the Board that the financial statements be included in the Company’s Form 10-K for filing with the SEC.

•	Discuss with the external auditors the matters required to be discussed by SAS 61, (Codification of Statements on Auditing Standards, AU §380), as it may be modified or supplemented from time to time.

•	Review and discuss with management, the internal audit staff and the external auditors each of the Company’s interim financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.

•	Review and discuss:

           (a)     significant estimates and judgments underlying the financial statements;

           (b)     all critical accounting policies identified to the A&FC by the external auditors;

(c)	material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company’s financial statements, as brought to its attention by management and/or the external auditors; and

(d)	any material management letter comments and management’s responses to recommendations made by the external auditors in connection with the audit.

•	Resolve disagreements between management and the external auditors regarding financial reporting.

•	Review and discuss the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report, or other report or filing filed with the SEC.

•	In connection with each periodic report of the Company, review management’s disclosure to the A&FC under Section 302 of the Sarbanes-Oxley Act and the SEC’s rules to implement Section 302.

•	Review and discuss generally with management press releases of the Company containing earnings and other financial information or guidance.

•	Confer with the external auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries in connection with their annual audit, interim financial reviews or otherwise, and any significant changes required in the external auditors’ audit plans or scope.

•	Review the effect of regulatory and accounting initiatives on the Company’s financial statements.

          Internal Controls and Risk Assessment

•	Review annually, with management, the head of the internal audit function and the external auditors, if deemed appropriate by the A&FC, the Company’s internal system of audit and financial controls, the results of internal audits and procedures for maintaining the adequacy and effectiveness of internal controls.

•	Establish and monitor procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review and discuss with senior management and the external auditors the Company’s guidelines and policies with respect to risk assessment and risk management, including steps taken by management to monitor and mitigate any known risk.

          External Auditors’ Qualifications, Independence and Performance

•	Retain, replace, if deemed necessary, and oversee the work of the external auditors.

•	Pre-approve audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the external auditors on an individual engagement basis.

•	Receive from the external auditors on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the external auditors, and other applicable standards. The A&FC shall actively engage in a dialogue with the external auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the external auditors and shall evaluate, after gathering information from management, and other Board members, the performance of the external auditors and recommend that the Board take action to satisfy itself of the independence of the external auditors.

•	Subject to the transition provisions of applicable SEC rules, ensure that the external auditors’ lead or coordinating audit partner, concurring partner and audit partners comply with the rotation and “cooling off” period requirements of applicable SEC rules.

•	Establish clear hiring policies for employees or former employees of the external auditors who participated in any capacity in the audit of the Company, such policies to comply with applicable SEC rules and regulations.

          Compliance with Laws, Regulations and Policies

•	Review and monitor with the Company’s inside chief legal counsel and others, as the A&FC deems appropriate:

(a)	any litigation, tax or regulatory matters that may have a material impact on the Company’s operations or financial statements; and

(b)	the Company’s compliance programs and policies, the violation of which may have a material impact on the Company’s operations or financial statements.

•	Review any code of ethics or conduct established by management intended to comply with applicable SEC rules or NYSE listing standards, and monitor compliance with such code(s).

•	Periodically review the rules promulgated by the SEC and the New York Stock Exchange relating to the qualifications, activities, responsibilities and duties of audit committees and take, or recommend that the Board take, appropriate action to comply with such rules, including amendment of the A&FC charter.

          General

      The A&FC shall, with the assistance of management and legal counsel, as the A&FC deems appropriate, review and evaluate, at least annually, the A&FC’s charter. The A&FC shall ensure inclusion of its then-current charter in the proxy statement for the Company’s annual meetings of shareholders, at least once every three years in accordance with regulations of the SEC.

      The A&FC shall prepare annual A&FC reports for inclusion in the proxy statements for the Company’s annual meetings, as required by rules promulgated by the SEC.

      The A&FC shall have the authority to engage outside advisors, including counsel, as it deems necessary to carry out its duties; the Company shall provide the appropriate funding, as determined by the A&FC, for payment of compensation to such advisors.

      The function of the A&FC is one of oversight. While the A&FC has the powers and responsibilities set forth in this charter, it is not the responsibility of the A&FC to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management. Management and the Company’s internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements.

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1•800•786•8302, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 5:00 p.m. Eastern Daylight Saving Time, September 17, 2003.	Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Daylight Saving Time, September 17, 2003.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

[COMPANY NUMBER]	[CONTROL NUMBER]

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example

1.	To elect the following nominees as directors of Gerber Scientific, Inc. to serve the terms indicated below.

						FOR	AGAINST	ABSTAIN
	Three-Year Term Expiring at 2006 Annual Meeting:	FOR NOMINEE	WITHHOLD	2.	To obtain shareholder approval of the Gerber Scientific, Inc. 2003 Employee Stock Option Plan.	☐	☐	☐

	William Jerome Vereen	☐	☐	The Board of Directors recommends a vote FOR Proposal 2.
						FOR	AGAINST	ABSTAIN
	Marc T. Giles	☐	☐	3.	To obtain shareholder approval of the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan.	☐	☐	☐

	John R. Lord	☐	☐	The Board of Directors recommends a vote FOR Proposal 3.
						FOR	AGAINST	ABSTAIN
	Two-Year Term Expiring at 2005 Annual Meeting			4.	Shareholder proposal to repeal the classified board.	☐	☐	☐

	Randall D. Ledford, Ph.D.	☐	☐	The Board of Directors recommends a vote AGAINST Proposal 4.

	One-Year Term Expiring at 2004 Annual Meeting

	Edward G. Jepsen	☐	☐	5.	To transact such other business as may properly come before the meeting.
The Board of Directors recommends a vote FOR each of the director nominees included in Proposal 1.

The undersigned shareholder(s) hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 6, 2003.

Dated __________________________________, 2003

Signed

Please date and sign exactly as name(s) appear on Proxy. Joint owners should both sign. Executors, Administrators, Trustees, etc. should so indicate when signing. Corporations should show full corporate name and title of signing officer. Partnerships should show full partnership name and be signed by an authorized person.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

Gerber Scientific, Inc.
Proxy Solicited by the Board of Directors
For the Annual Meeting on Thursday, September 18, 2003

     The undersigned shareholder(s) of Gerber Scientific, Inc. hereby appoint(s) George M. Gentile and Donald P. Aiken, and each of them, with full and individual power of substitution, proxies and attorneys, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Gerber Scientific, Inc. which the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Gerber Scientific, Inc., to be held at the Corporate Headquarters of Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, on Thursday, September 18, 2003 at 2:30 p.m. Eastern Daylight Saving Time, and any adjournment thereof, with all powers which the undersigned shareholder(s) would possess if personally present, to elect five Directors; to approve the Gerber Scientific, Inc. 2003 Employee Stock Option Plan; to approve the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan; to vote upon a shareholder proposal to repeal the classified board; and to act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Unless otherwise specified, this Proxy will be voted “FOR” the nominees listed in Proposal No. 1; “FOR” the Gerber Scientific, Inc. 2003 Employee Stock Option Plan; “FOR” the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan; “AGAINST” the shareholder proposal; and in support of management on such other business as may properly come before the meeting or any adjournment of the meeting.

(To be signed, dated, and voted on reverse side.)